                            FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE is entered into by and between MACANAN INVESTMENTS, a California limited partnership ("Landlord") and BAM! ENTERTAINMENT, INC. ("Tenant").

                                    RECITALS

     A. Pursuant to that Office Space Lease dated November 15, 1999, more particularly described therein and herein referred to as the "Original Leased Premises",

     B. The parties hereto now desire to amend the Lease as of July 31, 2001, to provide for the termination of the Lease Agreement, concurrently with the execution of a new Lease for larger space elsewhere in the Building (suite 716).

NOW, THEREFORE, in consideration of the terms, covenants and conditions contained herein, the parties hereto agree as follows:

     1.   Paragraph 1.2 is hereby modified to read as follows:

          "1.2 Lease Term: The Lease term shall be modified to cover a period of nineteen (19) months, rather than thirty-six (36) months.

     2.   Paragraph 3.7 is hereby modified to read as follows:

     "3.7 Security Deposit: Tenant's security deposit of Five thousand eight hundred twenty-five and no/100 dollars ($5,825.00) shall be applied as a credit towards the greater security deposit for suite 716.

     3. Exhibit H Lease Guarantee: The existing Lease Guarantee shall be replaced by a similar document for suite 716.

This First Amendment is hereby incorporated into and made a part of the Lease effective July 31, 2001, at which time the rent for the leased premises will terminate and all obligations of Landlord and Tenant, one to the other, shall cease.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Lease on the respective dates set forth below to be effective as of the Effective Date of the Lease, as that term is defined in the Lease.

LANDLORD:                               TENANT:
MACANAN INVESTMENTS                     BAM! ENTERTAINMENT, INC.
A California limited partnership

By: MACANAN FINANCIAL
CORPORATION, a California
corporation, its general partner        By /s/ [SIGNATURE ILLEGIBLE]
                                           -------------------------------------

                                        Title CFO/VP FINANCE
                                              ----------------------------------

By /s/ DONALD H. MacMILLAN              Date 18 June 2001
   ---------------------------------         -----------------------------------
DONALD H. MacMILLAN
President

Date 7/5/01



By /s/ W. JOHN BUCHANAN
   ---------------------------------
W. JOHN BUCHANAN

Date 6/18/01
     -------------------------------

                             BASIC LEASE PROVISIONS

                                                                   Section

Date:         May 3, 2001
     -------------------------------------------------------

Landlord: Macanan Investments, a California limited partnership

Address of Landlord for Notices: Macanan Investments, a California limited partnership, Suite #280, 333 W. Santa Clara, San Jose,
California 95113

Telephone: (408) 280-6300

Tenant:    BAM! Entertainment, Inc., a Delaware Corporation
           -----------------------------------------------------

Address of Tenant for Notices:

333 W. Santa Clara St., Suite 716
----------------------------------------------------------------

San Jose, CA 95113
----------------------------------------------------------------

Premises: Suite 716                                                  1.5
          ------------------------------------------------------

Gross Leasable Area of Premises:   4,855                             1.5
                                 -------------------------------

Net Leasable Area of Premises:     4,432                             1.5
                                 -------------------------------

Tenant's Allocated Share:          2.27%                             1.6
                                 -------------------------------

Lease Term:                        36 Months                         1.2
            ----------------------------------------------------

Commencement Date:                 August 1, 2001                    1.1
                   ---------------------------------------------

Termination Date:                  July 31, 2004                     1.2
                   ---------------------------------------------

Base Rent Per Month:   Months 01-12, $19,420.00;
                       Months 13-24, $19,906.00;
                       Months 25-36, $20,391.00                      3.1
                   ---------------------------------------------

Consumer Price Index Base Date:    N/A                               3.2
                                --------------------------------

Operating Expense Base Year:       2001                              1.11
                                --------------------------------

Real Property Base Tax Year:       2001/2002                         1.12
                                --------------------------------

Security Deposit:   $           19,420.00                            1.8
                     -------------------------------------------

Minimum Liability Insurance:  $  1,000,000.00                        1.10
                               ---------------------------------

                               OFFICE SPACE LEASE

                               Table of Contents

                                                                                   Page
                                                                                   ----
ARTICLE 1           DEFINITIONS
                    1.1       Rent Commencement Date..............................   1
                    1.2       Lease Term .........................................   1
                    1.3       Property ...........................................   2
                    1.4       Building ...........................................   2
                    1.5       Leased Premises ....................................   2
                    1.6       Tenant's Allocated Share ...........................   2
                    1.7       Prepaid Rent .......................................   2
                    1.8       Security Deposit ...................................   3
                    1.9       Permitted Use ......................................   3
                    1.10      Tenant's Minimum Liability
                                Insurance Coverage ...............................   3
                    1.11      Operating Expense Base
                                Year .............................................   3
                    1.12      Real Property Base Tax Year ........................   3
                    1.13      Additional Definitions .............................   3

ARTICLE 2           DEMISE, TERM, AND POSSESSION
                    2.1       Demise of Leased Premises ..........................   3
                    2.2       Construction of Tenant Improvements ................   4
                    2.3       Delivery and Acceptance of
                                Possession .......................................   4
                    2.4       Early Occupancy ....................................   4

ARTICLE 3           RENT
                    3.1       Base Monthly Rent ..................................   5
                    3.2       Additional Rent ....................................   5
                    3.3       Payment of Rent ....................................   6
                    3.4       Late Charge and Interest on Rent
                                in Default .......................................   7
                    3.5       Prepayment of Rent .................................   7
                    3.6       Security Deposit ...................................   7

ARTICLE 4           USE OF LEASED PREMISES
                    4.1       Limitation on Type .................................   7
                    4.2       Compliance with Laws and Private
                                Restrictions .....................................   8


                                                                                    Page
                                                                                    ----
                    4.3       Insurance Requirements ............................    8
                    4.4       Rules and Regulations .............................    9
                    4.5       Parking ...........................................    9
                    4.6       Window Coverings ..................................    10

ARTICLE 5           TRADE FIXTURES AND LEASEHOLD IMPROVEMENTS
                    5.1       Trade Fixtures .....................................   10
                    5.2       Leasehold Improvements .............................   11
                    5.3       Alterations Required by Law ........................   12
                    5.4       Landlord's Improvements ............................   12
                    5.5       Liens ..............................................   12

ARTICLE 6           REPAIR AND MAINTENANCE
                    6.1       Landlord's Obligation to
                                Maintain .........................................   13
                    6.2       Tenant's Obligation to Maintain ....................   13
                    6.3       Hazardous Materials ................................   13
                    6.4       Tenant's Obligation to
                                Reimburse ........................................   14
                    6.5       Operating Expenses Defined .........................   16
                    6.6       Control of Common Area .............................   17
                    6.7       Tenant's Negligence ................................   18

ARTICLE 7           SERVICES AND UTILITIES
                    7.1       Landlord's Obligations .............................   19
                    7.2       Tenant's Obligations ...............................   19
                    7.3       Compliance With Governmental
                                Regulations ......................................   20

ARTICLE 8           REAL PROPERTY TAXES
                    8.1       Real Property Taxes Defined ........................   21
                    8.2       Tenant's Obligation to
                                Reimburse ........................................   22
                    8.3       Taxes on Tenant's Property .........................   23

ARTICLE 9           INSURANCE
                    9.1       Tenant's Insurance .................................   23
                    9.2       Landlord's Insurance ...............................   26
                    9.3       Tenant's Obligation to Reimburse ...................   27
                    9.4       Release and Waiver of Subrogation ..................   27

ARTICLE 10          LIMITATION ON LANDLORD'S LIABILITY
                    AND INDEMNITY
                    10.1      Limitation on Landlord's Liability  ................   28
                    10.2      Limitation on Tenant's Recourse ....................   29
                    10.3      Indemnification of Landlord ........................   29

                                                                 Page
                                                                 ----
ARTICLE 11     DAMAGE TO LEASED PREMISES
               11.1  Landlord's Duty to Restore.................. 29
               11.2  Landlord's Right to Terminate............... 30
               11.3  Tenant's Right to Terminate................. 31
               11.4  Abatement of Rent........................... 32

ARTICLE 12     CONDEMNATION
               12.1  Landlord's Right to Terminate............... 32
               12.2  Tenant's Right to Terminate................. 32
               12.3  Temporary Taking............................ 33
               12.4  Restoration and Abatement of
                       Rent...................................... 33
               12.5  Division of Condemnation Award.............. 33

ARTICLE 13     DEFAULT AND REMEDIES
               13.1  Events of Tenant's Default.................. 34
               13.2  Landlord's Remedies......................... 35
               13.3  Landlord's Default and Tenant's
                       Remedies.................................. 38
               13.4  Waiver...................................... 39

ARTICLE 14     ASSIGNMENT AND SUBLETTING
               14.1  By Tenant................................... 40
               14.2  By Landlord................................. 43

ARTICLE 15     GENERAL PROVISIONS
               15.1  Landlord's Right to Enter................... 43
               15.2  Surrender of the Leased
                       Premises.................................. 44
               15.3  Holding Over................................ 45
               15.4  Subordination............................... 45
               15.5  Tenant's Attornment......................... 46
               15.6  Mortgagee Protection........................ 46
               15.7  Estoppel Certificates....................... 47
               15.8  Force Majeure............................... 47
               15.9  Notices..................................... 48
               15.10 Attorneys Fees.............................. 48
               15.11 Corporate Authority......................... 48
               15.12 Additional Definitions...................... 49
               15.13 Miscellaneous............................... 50
               15.14 Termination by Exercise of
                       Option.................................... 51
               15.15 Brokerage Commissions....................... 51
               15.16 Arbitration................................. 52
               15.17 Entire Agreement............................ 53

EXHIBITS

          A.   Property Plan
          B.   Floor Plan
          C.   Rules and Regulations
          D.   Tenant Improvement Agreement
          E.   Tenant Estoppel
          F.   Standard Janitorial Services
          G.   Net Rentable Measurement Definition
          H.   Lease Guaranty

                               OFFICE SPACE LEASE

          THIS LEASE, dated May 3, 2001 for reference purposes only, is made by and between Macanan Investments, a California limited partnership ("Landlord"), whose address is Suite #280, 333 W. Santa Clara, San Jose, California 95113, and BAM! Entertainment, Inc. ("Tenant"), whose present address is 333 W. Santa Clara St., Suite 930, San Jose, CA 95113, but from and after the Rent Commencement Date shall be Suite 716, 333 W. Santa Clara, San Jose, California 95113, the address of the Leased Premises.

                                   ARTICLE 1

                                  DEFINITIONS

     1.1 Rent Commencement Date: The term "Rent Commencement Date" shall mean August 1, 2001, or if Landlord is unable to deliver possession of the Leased Premises on or before such date, then, subject to the provisions of paragraph
2.4 below, the first (1st) day after whichever of the following dates first occurs:

          A. The date Landlord delivers possession of the Leased Premises to Tenant and Landlord, its architect or con-tractor notifies Tenant in writing that all of the improvements to be constructed by Landlord pursuant to paragraph 2.3 have been substantially completed except for (i) punchlist items which do not prevent Tenant from using the Leased Premises for its intended use and (ii) such work as Landlord is required to perform but cannot complete until Tenant performs necessary portions of construction work it has elected or is required to do; or

          B. The date Tenant takes possession of the Leased Premises.

     1.2 Lease Term: The term "Lease Term" shall mean the term of this Lease, which shall commence on the Rent Commencement Date and continue for a period of Thirty-six

(36) full calendar months (plus the partial month, if any, immediately following the Rent Commencement Date), unless this Lease is sooner terminated according to its terms or by mutual written agreement.

     1.3 Property: The term "Property" shall mean that real property with all improvements now or hereafter located thereon commonly known as 333 W. Santa Clara, San Jose, California as shown as Exhibit "A".

     1.4 Building: The term "Building" shall mean the building (including the parking structure) located on the Property in which the Leased Premises are located, including all parking space. The Building contains approximately two hundred thirteen thousand five hundred (213,500) square feet of "gross leasable area" (the "Building Gross Leasable Area"). Building Gross Leasable Area does not include any parking space.

     1.5 Leased Premises: The term "Leased Premises" shall mean those certain premises which are a portion of, and located within the Building and as shown by the floor plan attached hereto as Exhibit "B", containing approximately Four thousand, eight hundred fifty-five (4,855) square feet of gross leasable area ("Tenant's Gross Leasable Area") including approximately Four thousand, four hundred thirty-two (4,432) square feet of net leasable area ("Tenant's Net Leasable Area").

     1.6 Tenant's Allocated Share: The term "Tenant's Allocated Share" shall mean the percentage obtained by dividing Tenant's Gross Leasable Area by the Building Gross Leasable Area, which as of the Effective Date hereof is agreed to be Two and twenty-seven hundredths percent (2.27%).

     1.7 Prepaid Rent: The term "Prepaid Rent" shall mean the sum of Nineteen thousand, four hundred twenty and 00/100 Dollars ($19,420.00).

     1.8 Security Deposit: The term "Security Deposit" shall mean the sum of Nineteen thousand, four hundred twenty and 00/100 Dollars ($19,420.00). Original security deposit of Five thousand, eight hundred twenty-five and 00/100 ($5,825.00) on Suite 930 Lease transferred to this security deposit on Suite 716.

     1.9  Permitted Use: The term "Permitted Use" shall mean General Office Use.

     1.10 Tenant's Minimum Liability Insurance Coverage: The term "Tenant's Minimum Liability Insurance Coverage" shall mean One Million Dollars ($1,000,000.00).

     1.11 Operating Expense Base Year: The term "Operating Expense Base Year" shall mean, 2001.

     1.12 Real Property Base Tax Year: The term "Real Property Tax Base Year" shall mean the real property tax year 2001/2002.

     1.13 Additional Definitions: As used in this Lease or any addendum or amendment hereto, the following terms shall have the meanings set forth in paragraph 15.12: "Common Area", "Consumer Price Index", "Effective Date", "Law", "Leasehold Improvements", "Lender", "Private Restrictions", and "Trade Fixtures".

                                   ARTICLE 2

                          DEMISE, TERM, AND POSSESSION

     2.1 Demise of Leased Premises: Landlord hereby leases to Tenant, and Tenant leases from Landlord, for the Lease Term upon the terms and conditions of this Lease, the Leased Premises together with the non-exclusive right to the parking spaces described in paragraph 4.5 infra, and the non-exclusive right to use the Common Area for ingress to and egress from the Leased Premises and the parking spaces above mentioned reserving and excepting to Landlord the use of the exterior walls, the roof and the area beneath the Leased Premises, together with the right to install, maintain, use, and replace ducts, wires, conduits and pipes leading through the Leased Premises in locations which will not materially interfere with Tenant's use of the Leased Premises. Tenant's lease of the Leased Premises shall be subject to (i) all Laws, (ii) all existing Private Restrictions, easements, and other matters of public record, and (iii) the reasonable rules and regulations from time to time promulgated by Landlord and now more particularly set forth in Exhibit C attached hereto and incorporated herein by this reference.

     2.2 Construction of Tenant Improvements: Prior to the Rent Commencement Date, Landlord and Tenant shall construct certain improvements for Tenant's use in the Leased Premises. Landlord will clean and repair carpet and replace in reception area if needed, re-paint entire premises and remove interior walls marked in green on the attached Exhibit "D".

     2.3 Delivery and Acceptance of Possession: Landlord will complete the work required of Landlord pursuant to paragraph 2.2 by August 1, 2001. By taking possession of the Leased Premises, Tenant shall be conclusively deemed to have accepted the Leased Premises in their then existing condition and any construction work required of Landlord as satisfactorily completed, subject only to punchlist items and other matters noted in the supplemental agreement executed by Landlord and Tenant. Landlord shall deliver the Premises to tenant in a condition which is in compliance with California Title 24, and any requirements by the City of San Jose.

     2.4 Early Occupancy: Tenant may enter or permit its contractors to enter the Leased Premises prior to the Rent Commencement Date by July 15, 2001, it shall do so upon all of the terms of this Lease (including its obligations regarding indemnity and insurance) except those regarding the obligation to pay rent, which shall commence on the Rent Commencement Date.

                                   ARTICLE 3

                                      RENT

     3.1 Base Monthly Rent: Commencing on the Rent Commencement Date and continuing throughout the Lease Term, Tenant shall pay to Landlord a monthly rent (the "Base Monthly Rent"), which shall be the sum of the following:

               (a) Base Rent;

                         Months 01-12        $19,420.00
                         Months 13-24        $19,906.00
                         Months 25-36        $20,391.00

               (b) Initial Parking Charge;   $     0.00

                   Base Monthly Rent:

                         Months 01-12        $19,420.00
                         Months 13-24        $19,906.00
                         Months 25-36        $20,391.00

     3.2 Additional Rent: Commencing on the Rent Commencement Date and continuing throughout the Lease Term, Tenant shall pay, as additional rent (the "Additional Rent"), (i) Tenant's share of increases in Operating Expenses as required by paragraph 6.4, (ii) Tenant's share of increases in Real Property Taxes as required by paragraph 8.2, (iii) Landlord's share of the consideration received by Tenant upon certain assignments and sublettings as required by paragraph 14.1, (iv) any late charges or interest due Landlord pursuant to paragraph 3.5, (v) any legal fees and costs pursuant to paragraph 15.10, and
(vi) any other charges due Landlord pursuant to this Lease.

     3.3 Payment of Rent: All rent required to be paid in monthly installments shall be paid in advance on the first day of each calendar month during the Lease Term. All rent shall be paid in lawful money of the United States, without any abatement, deduction or offset for any reason whatsoever, and without any prior demand therefor, to Landlord at its address set forth above or at such other place as Landlord may designate from time to time. Tenant's obligation to pay Base Monthly Rent and all Additional Rent shall be prorated at the commencement and expiration of the Lease Term.

     3.4 Late Charge and Interest on Rent in Default: Tenant acknowledges that the late payment by Tenant of any monthly installment of Base Monthly Rent or any Additional Rent will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amount of which are extremely difficult or impractical to fix. Such costs and expenses will include, without limitation, administration and collection costs and processing and accounting expenses. Therefore, if any such Base Monthly or Additional Rent is not received by Landlord from Tenant within ten (10) days after the same becomes due, Tenant shall immediately pay to Landlord a late charge equal to ten percent (10%) of such delinquent rent. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for its loss suffered by Tenant's failure to make timely payment. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any rental installment or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant's failure to pay each rental installment due under this Lease in a timely fashion, including the right to terminate this Lease. If any rent remains delinquent for a period in excess of thirty (30) days then, in addition to such late charge, Tenant shall pay to Landlord interest on any rent that is not paid when due at the maximum applicable rate permitted by Law, but in no event higher than the prime interest rate charged by Bank of America, from the thirtieth (30th) day following the date such amount became due until paid.

     3.5 Prepayment of Rent: Tenant has paid to Landlord the amount set forth in paragraph 1.7 as prepayment of rent for credit against the first installment(s) of Base Monthly Rent due hereunder.

     3.6 Security Deposit: Tenant has deposited with Landlord the amount set forth in paragraph 1.8 (the "Security Deposit") as security for the performance by Tenant of the terms of this Lease to be performed by Tenant, and not as prepayment of rent. Landlord may apply such portion or portions of the Security Deposit as are reasonably necessary for the following purposes: (i) to remedy any default by Tenant in the payment of Base Monthly Rent or Additional Rent; (ii) to repair damage to the Leased Premises caused by Tenant; and (iii) to remedy any other default of Tenant to the extent permitted by Law, and in this regard, Tenant hereby waives any restriction on the uses to which the Security Deposit may be put contained in Section 1950.7(c) of the California Civil Code. In the event the Security Deposit or any portion thereof is so used, Tenant shall pay to Landlord promptly upon demand an amount in cash sufficient to restore the Security Deposit to the full original sum. Landlord shall not be deemed a trustee of the Security Deposit. Landlord may use the Security Deposit in Landlord's ordinary business and shall not be required to segregate it from its general accounts. Tenant shall not be entitled to any interest on the Security Deposit. If Landlord transfers the Leased Premises during the Lease Term, Landlord may pay the Security Deposit to any subsequent owner in conformity with the provisions of Section 1950.7 of the California Civil Code and/or any successor statute, in which event the transferring Landlord shall be released from all liability for the return of the Security Deposit.

                                   ARTICLE 4

                             USE OF LEASED PREMISES

     4.1 Limitation on Type: Tenant shall use the Leased Premises solely for the Permitted

Use (as described in paragraph 1.9). Tenant shall continuously and without interruption use the Leased Premises for such purpose for the entire Lease Term. Tenant shall not do or permit anything to be done in or about the Leased Premises which will (i) interfere with the rights of other occupants of the Property, (ii) cause structural injury to the Property, or (iii) cause damage to any part of the Property. Tenant shall not operate any equipment within the Leased Premises which will (i) injure, vibrate or shake the Leased Premises or the Building, (ii) overload existing electrical systems or other utilities or equipment servicing the Leased Premises or Building, or (iii) impair the efficient operation of the sprinkler system (if any) or the heating, ventilating and air conditioning ("HVAC") equipment within or servicing the Leased Premises or the Building. All noise or odors generated by Tenant's use of the Leased Premises shall be muffled or contained so that they do not interfere with the businesses of other tenants of the Property. Tenant shall not change the exterior of the Building or install any equipment or antennas on or make any penetrations of the exterior or roof of the Building. Tenant shall not commit nor permit to be committed any waste in or about the Leased Premises, and Tenant shall keep the Leased Premises in a neat, clean, attractive and orderly condition, free of any objectionable noises, odors, dust or nuisances which may disturb the quiet enjoyment of other tenants or occupants of the Building.

     4.2 Compliance with Laws and Private Restrictions: Tenant shall not use or permit any person to use the Leased Premises in any manner which violates any Laws or Private Restrictions. Tenant shall abide by and promptly observe and comply with all Laws relating to its use of premises and its activities therein; and Private Restrictions and shall indemnify and hold Landlord harmless from any liability resulting from Tenant's failure to do so.

     4.3 Insurance Requirements: Tenant shall not use or permit any person to use the Leased Premises in any manner which will cause the existing rate of insurance upon the Building or any of its contents to be increased or cause a cancellation of any insurance policy covering the Building. Tenant shall not keep or use anything in or about the Leased Premises which may be prohibited by the standard form of fire insurance policy. Tenant shall comply with all requirements of any insurance company, insurance underwriter, or Board of Fire Underwriters which are necessary to maintain, at standard rates, the insurance coverage carried by either Landlord or Tenant pursuant to this Lease.

     4.4 Rules and Regulations: Tenant shall observe and comply with the rules and regulations attached hereto as Exhibit "C". Landlord shall have the right from time to time to promulgate reasonable amendments and reasonable additional rules and regulations for the care and orderly management of the Property, and for the safety of its tenants and invitees. Upon delivery of a copy of such amendments and additional rules and regulations to Tenant, Tenant shall comply with the rules and regulations. A violation by Tenant of any of such rules and regulations shall constitute a default by Tenant under this Lease. If there is a conflict between the rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail. Landlord shall not be responsible for the violation by any other tenant of the Property of any such rules and regulations.

     4.5 Parking: Parking in the Building garage will be available up to 20 spaces on month-to-month leases at the initial rates of $90.00 per space per month for unreserved covered parking and $60.00 per space per month for unreserved uncovered parking (available on the fourth (4th) floor of the parking garage only). Landlord may adjust parking rates to market during lease term or any extension thereof. If Tenant elects to lease parking spaces on the fourth (4th) floor of the parking garage, Tenant will be issued a parking card for each space leased which will permit the user to enter and exit the fourth (4th) floor in addition to the ground floor entrance and exit of the parking garage. If, after electing to lease parking spaces on the fourth (4th) floor of the parking garage, Tenant or its employees park on any floor other than the fourth (4th) floor, Tenant parking card will be automatically cancelled and Tenant will be required to contact the Building Manager to reactivate the cancelled parking card. Tenant will be charged an additional $30.00 per month for each card that must be reactivated due to improper use.

     Tenant shall not at any time use or permit its employees or invitees to use more parking spaces than the number so allocated to Tenant. Except as may be herein provided, Tenant shall not have the exclusive right to use any specific parking space. In the event Landlord elects or is required by any Law to limit or control parking in the Property, whether by validation of parking tickets or any other method, Tenant, subject to its right to the non-exclusive use of the number of parking spaces above specified, agrees to participate in such validation or other program under such reasonable rules and regulations as are from time to time established by Landlord.

     4.6 Window Coverings: Landlord has designated to Tenant a standard window covering which will be used throughout the Building, Tenant shall use this standard window covering to cover all windows in the Leased Premises.

                                   ARTICLE 5

                   TRADE FIXTURES AND LEASEHOLD IMPROVEMENTS

     5.1 Trade Fixtures: Throughout the Lease Term, Tenant shall provide, install, and maintain in good condition all Trade Fixtures required in the conduct of its business in the Leased Premises. All Trade Fixtures shall remain Tenant's property.

     5.2 Leasehold Improvements: Tenant shall not construct any Leasehold Improvements or otherwise alter the Leased Premises without Landlord's prior written approval if the cost or value thereof exceeds One thousand, and 00/100 ($1,000.00) and not until Landlord shall have first approved in writing the plans and specifications therefor, which approvals shall not be unreasonably withheld. In no event shall Tenant make any alterations to the Leased Premises which could affect the structural integrity or design of the Building. All such approved Leasehold Improvements shall be installed by Tenant at Tenant's expense using a licensed contractor first approved by Landlord and in substantial compliance with the approved plans and specifications therefor. All construction undertaken by Tenant shall be done in accordance with all Laws and in a good and workmanlike manner using new materials of good quality. Tenant shall not commence construction of any Leasehold Improvements until (i) all required governmental approvals and permits shall have been obtained, (ii) all requirements regarding insurance imposed by this Lease have been satisfied,
(iii) Tenant shall have given Landlord at least five (5) days prior written notice of its intention to commence such construction, (iv) Tenant shall have notified Landlord by telephone of the commencement of construction on the day it commences, and (v) if requested by Landlord, Tenant shall have obtained contingent liability and broad form builder's risk insurance in an amount satisfactory to Landlord if there are any perils relating to the proposed construction not covered by insurance carried pursuant to Article 9. All Leasehold Improvements shall remain the property of Tenant during the Lease Term but shall not be damaged, altered, or removed from the Leased Premises. At the expiration or sooner termination of the Lease Term, all Leasehold Improvements shall be surrendered to Landlord as a part of the realty and shall then become Landlord's property, and Landlord shall have no obligation to reimburse Tenant for all or any portion of the value or cost thereof;

provided, however, that if Landlord requires Tenant to remove any Leasehold Improvements in accordance with the provisions of paragraph 15.2, then Tenant shall so remove such Leasehold Improvements prior to the expiration or sooner termination of the Lease Term and restore said Leased Premises to their original condition save and except reasonable wear and tear.

     5.3 Alterations Required by Law: Tenant shall, at Tenant's sole expense and upon Landlord's consent, make any alteration, addition or change of any sort, whether structural or otherwise, to the Leased Premises that is required by any Law because of (i) Tenant's use or change of use of the Leased Premises,
(ii) Tenant's application for any permit or governmental approval, or (iii) Tenant's construction or installation of any Leasehold Improvements or Trade Fixtures.

     5.4 Landlord's Improvements: All fixtures, improvements or equipment which are installed or constructed on or attached to the Property by Landlord at its expense shall become a part of the realty and belong to Landlord.

     5.5 Liens: Tenant shall keep the Leased Premises and the Property free from any liens and shall pay when due all bills arising out of any work performed, materials furnished, or obligations incurred by Tenant, its agents, employees or contractors relating to the Leased Premises. If any claim of lien is recorded, Tenant shall bond against or discharge the same within ten (10) days after the same has been recorded against the Leased Premises and/or the Property. Should any lien be filed against the Leased Premises or any action commenced affecting title to the Leased Premises, the party receiving notice of such lien or action shall immediately give the other party written notice thereof.

                                   ARTICLE 6

                             REPAIR AND MAINTENANCE

     6.1 Landlord's Obligation to Maintain: Landlord shall repair and maintain, in reasonably good condition except as provided in paragraph 6.6 (Tenant's Negligence), the following: (i) the structural parts of the Building (including foundation, load-bearing and exterior walls, subflooring and roof),
(ii) the Common Area of the Building, including all parking structures, (iii) the electrical, utility, plumbing, sewage and HVAC equipment servicing the Building, installed or furnished by Landlord, and (iv) interior demising walls and partitions (but not wall or partition coverings), windows, ceiling light fixtures, drop ceiling and doors. It is an express condition precedent to Landlord's obligation to repair and maintain that Tenant shall have first notified Landlord in writing of the need for such repairs and maintenance.

     6.2 Tenant's Obligation to Maintain: Tenant shall, at all times during the Lease Term, maintain the Leased Premises in good order, condition and repair, except as otherwise provided in Article 11 regarding the restoration of damage caused by fire and other perils. Tenant shall be responsible for the maintenance, repair and replacement, when necessary, of wall, window and floor coverings.

     6.3 Hazardous Materials: Tenant shall not use or store any Hazardous Materials in, on or about the Premises or the Property except in compliance with all applicable laws, and the highest standards prevailing in the industry for the storage and use of any such Hazardous Materials, nor allow any Hazardous Materials to be brought into the Building except to use in the ordinary course of Tenant's Business, and then only after written notice to Landlord of the Hazardous Materials to be used by Tenant. Tenant shall not cause or permit the escape, release, or disposal of any Hazardous Materials in the Premises. If any Lender or governmental agency requires any testing of the Premises or the Building to ascertain whether there has been any release of Hazardous Materials in, on or about the Premises or the Building, Tenant shall reimburse Landlord, as additional rent, for the cost of any such testing or inspection if such testing or inspection, together with any other evidence obtained by Landlord, shows that the presence of such Hazardous Materials in the Premises and/or the Building was caused by Tenant, its agents, employees, contractors, invitees or subtenants. In addition, Tenant shall at Landlord's request execute affidavits, representations or other documents concerning Tenant's best knowledge and belief regarding the presence of Hazardous Materials on the Premises. Tenant shall indemnify, defend and hold Landlord harmless from and against any liability, penalties, losses, damages, costs or expenses (including reasonable attorneys' fees), causes of action, claims and/or judgements arising from the use, storage, release or disposal of any Hazardous Materials in, or about the Premises or the Building by Tenant, its agents, employees, contractors, invitees or subtenants. For the purposes of this Lease, the term "Hazardous Materials" shall mean any substance or material which has been designated hazardous or toxic by any federal, state, county, municipal, or other governmental agency or determined by such agency to be capable of endangering or posing a risk of injury to, or adverse effect on, the health or safety of persons, the environment or property, including without limitation those substances or materials described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, U.S.C. Section 9601 et seq. The within covenants shall survive the expiration or earlier termination of this Lease.

     6.4 Tenant's Obligation to Reimburse. As additional rent, Tenant shall pay Tenant's Allocated Share of all increases in "Operating Expenses" (as defined below) over those paid during the Operating Expense Base Year (as defined in paragraph 1.11). Payment shall be made by whichever of the following methods is from time to time designated by Landlord, and Landlord may change the method of payment at any time. Tenant shall pay such share of increases in the actual Operating Expenses incurred or paid by Landlord but not theretofore billed to Tenant, within ten (10) days after receipt of a written bill therefor from Landlord, on such periodic basis as Landlord shall designate, but in no event more frequently than once a month. Alternatively, (i) Landlord shall deliver to Tenant Landlord's reasonable estimate of increases in the Operating Expenses it anticipates will be paid or incurred for the calendar year in question, (ii) during such calendar year, Tenant shall pay such share of the estimated increases in Operating Expenses in advance in equal monthly installments due with the installments of Base Monthly Rent, and (iii) within ninety (90) days after the end of such calendar year, Landlord shall furnish to Tenant a statement in reasonable detail of the actual increases in Operating Expenses paid or incurred by Landlord in accordance with this Article during the just ending calendar year and thereupon there shall be an adjustment between Landlord and Tenant, with payment to Landlord or credit by Landlord against the next installment of Base Monthly Rent, as the case may require, within ten (10) days after delivery by Landlord to Tenant of said statement, to the end that Landlord shall receive the entire amount of Tenant's share of increases in Operating Expenses for such calendar year and no more.
If this Lease terminates or expires on any date other than the last day of a calendar year, the amount of increase in Operating Expenses payable by Tenant shall be prorated on the basis which the number of days from the commencement of said calendar year to and including the date on which this Lease terminates or expires bears to 365. Such amount shall be due and payable when rendered notwithstanding the termination or expiration of this Lease. Tenant shall have the right, exercisable upon reasonable prior written notice to Landlord, to inspect Landlord's books and records at Landlord's office during normal office hours as they relate to Operating Expenses. Such inspection must be within thirty (30) days of receipt of any annual statement for the same, and is limited to verification of the charges contained in such statement. Tenant may not withhold payment pending completion of such inspection.

     6.5 Operating Expenses Defined: The term "Operating Expenses" shall mean the sum of the following:

          A. All costs and expenses paid or incurred by Landlord relating to the following (including payments to independent contractors providing services related to the performance of the following): (i) maintaining, cleaning, repairing and resurfacing the roof and the exterior surfaces (including painting and window washing) of the Building; (ii) maintenance and repair of the structural parts of the Building; (iii) maintenance of the liability, fire and property damage insurance covering the Property carried by Landlord pursuant to paragraph 9.2 (including the payment of "deductibles" of up to $5,000.00 per occurrence and the pre-payment of premiums for coverage of up to one year); (iv) maintaining, repairing, operating, and replacing when necessary (in which event such replacement costs shall be amortized over the useful life of the item) electrical, plumbing, sewage, HVAC equipment, utility facilities, elevators, escalators, and other Building service equipment; (v) providing services and utilities to the Building and Common Area (including the services and utilities specified in paragraph 7.1); (vi) complying with all applicable Laws and Private Restrictions; (vii) cleaning, repairing and replacing floor, window and wall coverings in the Common Area; (viii) resurfacing, repairing, re-striping and maintaining parking garage; (ix) replacement or installation of lighting fixtures, directional or other signs, gates and signals, irrigation systems and all landscaping in the Common Area; (x) repairing damage to the Building caused by earthquake (said total cost for all tenants shall not exceed $500,000 during the term of the lease) where the cost of such repair is not covered by any insurance maintained by Landlord; (xi) obtaining and maintaining material, supplies and tools used in maintaining, repairing and cleaning the Building;
(xii) depreciation on maintenance and operating machinery and equipment (if owned) and rental paid for such machinery and equipment (if rented); (xiii) providing, maintaining and servicing such Building fire protection and security measures as are reasonably required including, without limitation, security personnel, equipment and alarms; and (xiv) accounting services provided by certified public accountants and legal services with respect to the ownership and operation of the Property.

          B. That portion of all compensation (including benefits and premiums for worker's compensation and other insurance) paid to or for the benefit of employees of Landlord involved in the performance of the work described by subparagraphs A and B above that is fairly allocable to the Property; and

          C. Property management fees, not to exceed however an annual fee greater than three percent (3%) of Gross Receipts. Provided however, that during any period of time that Landlord shall retain an independent contractor to manage the parking upon the Property, the management fee shall not exceed three percent (3%) of Gross Receipts excluding the Parking Charge hereinbefore provided at paragraph 3.1.

     6.6 Control of Common Area: Landlord shall at all times have exclusive control of the Common Area. Landlord shall have the right, without the same constituting an actual or constructive eviction and without entitling Tenant to any abatement of rent, to: (i) close any part of the Common Area to whatever extent required in the opinion of Landlord's counsel to prevent a dedication thereof or the accrual of any prescriptive rights therein; (ii) temporarily close the Common Area to perform maintenance or for any other reason deemed sufficient by Landlord; (iii) reasonable changes to the shape, size, location, and extent of improvements on the Common

Area; (iv) eliminate or add any improvements; (v) reasonably select a person to maintain and operate any of the Common Area at any time Landlord determines that the best interests of the Property will be served by having the Common Area maintained and operated by that person; (vi) make reasonable changes to the Common Area including, for example changes in the location of driveways, entrances, passageways, doors and doorways, elevators, stairs, restrooms, exits, parking spaces, parking areas, sidewalks, the direction of the flow of traffic and the site of the Common Area but in no event decrease the number of parking spaces allocated to Tenant; and/or (vii) change the name or, if required by any governmental authority, the address of the Building. The use of the Common Area shall be subject to such reasonable regulations and changes therein as Landlord shall make from time to time. Tenant shall keep the Common Area free and clear of all obstructions created or permitted by Tenant. If in the opinion of Landlord unauthorized persons are using any of the Common Area by reason of the presence of Tenant in the Building, Tenant, upon demand of Landlord, shall restrain such unauthorized use by appropriate proceedings. Nothing herein shall affect the right of Landlord at any time to remove such unauthorized person from the Common Area nor to prohibit the use of the Common Area by unauthorized persons. In exercising any such rights regarding the Common Area, Landlord shall make a reasonable effort to minimize any disruption to Tenant's business.

     6.7 Tenant's Negligence: Anything in this Article to the contrary notwithstanding, Tenant shall pay for all damage to the Leased Premises or the Property caused by the negligent act or omission of Tenant, its agents, employees, contractors, or invitees or by the failure of Tenant to promptly discharge its obligations under this Lease or comply with the terms of this Lease, but only to the extent such damage is not covered by insurance proceeds actually recovered by Landlord. Tenant shall make payment therefor on demand by Landlord.

                                   ARTICLE 7

                             SERVICES AND UTILITIES

     7.1 Landlord's Obligations: Provided Tenant is not then in default hereunder, and subject to the rules and regulations for the Building, Landlord agrees to furnish to the Leased Premises during ordinary business hours of generally recognized business days as specified in Exhibit C, page 8, to be determined by Landlord in its sole discretion (but exclusive, in any event, of Saturdays after 12:00 noon, Sundays and legal holidays), the following services: (i) water, gas, and electricity suitable for the intended use of the Leased Premises; (ii) HVAC services required in Landlord's judgment for the comfortable use and occupation of the Leased Premises; (iii) janitorial and window washing services as described in Exhibit "F" attached hereto and incorporated herein by reference; and (iv) security services during the times and in the manner such services are, in Landlord's judgment, customarily furnished in comparable office buildings in the immediate market area; and (v) elevator service. Landlord shall also maintain and keep lighted the common stairs, entries and rest rooms in the Building. If Tenant makes use of HVAC services after hours or in amounts greater than provided for under subparagraph
(ii) above Tenant shall pay to Landlord a reasonable charge for such services ad determined by Landlord. Whenever heat generating machines, excess lighting or equipment are used in the Leased Premises which affect the temperature otherwise maintained by the HVAC system, Landlord may install supplementary air conditioning units in the Leased Premises, and the cost thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord within ten (10) days after being billed for the same by Landlord.

     7.2 Tenant's Obligations: Tenant shall pay for, prior to delinquency, all telephone and all other materials and services not expressly required to be paid by Landlord, which may be furnished to or used in or about the Leased Premises during the Lease Term. Tenant may not use any apparatus or device in the Leased Premises which will in any way increase the amount of electricity or water usually supplied for the use of the Leased Premises as general office space, including, without limitation, machines using excess lighting or using current in excess of 220 volts. Tenant shall not connect to any electric current or water pipes, except through existing outlets in the Leased Premises any apparatus or device for the purposes of using electrical current or water. If Tenant shall require water or electric current or any other resource in excess of that usually furnished or supplied for the use of the Leased Premises as general office space, Tenant may do so by use of the master light switch in the Leased Premises. If Landlord determines that Tenant is using a disproportionate amount of any utility service not separately metered, then Landlord at its election may (i) periodically charge Tenant, as additional rent, a sum equal to Landlord's estimate of the cost of Tenant's excess use of such utility service, or (ii) install a separate meter or computer to measure the utility service supplied to the Leased Premises, the cost of any such meters or computers and of installation, maintenance and repair thereof shall be paid by Tenant. Tenant agrees to pay Landlord promptly upon demand therefor by Landlord for all such water, electric current or other resource consumed, as shown by said meters or computers, at the rates charged by the local public utility, furnishing the same, plus any additional expense incurred in keeping account of the water, electric current or other resource so consumed.

     7.3 Compliance With Governmental Regulations: Landlord and Tenant shall comply with all rules, regulations and requirements promulgated by national, state or local governmental agencies or utility suppliers concerning the use of utility services, including any rationing, limitation or other control. Landlord may voluntarily cooperate in a reasonable manner with the efforts of all governmental agencies or utility suppliers in reducing energy or other resources consumption. Tenant shall not be entitled to terminate this Lease nor to any abatement in rent by reason of such compliance or cooperation. Tenant agrees at all time to cooperate fully with Landlord and to abide by all rules and regulations and requirements which Landlord may prescribe in order to maximize the efficient operation of the HVAC system and all other utility systems. Tenant shall keep and cause to be kept closed all window coverings when necessary because of the sun's position in order to reduce unnecessary energy consumption.

                                   ARTICLE 8

                              REAL PROPERTY TAXES

     8.1 Real Property Taxes Defined: The term "Real Property Taxes" as used herein shall mean (i) all taxes, assessments, levies, and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership or new construction) now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against or with respect to, the value, occupancy or use of all or any portion of the Property (as now constructed or as may at any time hereafter be constructed, altered, or otherwise changed) or Landlord's interest therein, the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located on the Property, the gross receipts, income, or rentals from the Property, or the use of parking areas, public utilities, or energy within the Property, (ii) all charges, levies or fees imposed by reason of environmental regulations or other governmental control of the Property; and (iii) all costs and fees (including attorneys' fees) incurred by Landlord in contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax. If at any time during the Lease Term the taxation or assessment of the Property prevailing as of the Effective Date shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate, substitute, or additional tax or charge (i) on the value, use or occupancy of the Property or Landlord's interest therein or, (ii) on or measured by the gross receipts, income, or rentals from the Property, or on Landlord's business of leasing the Property, or (iii) computed in any manner with respect to the operation of the Property, then any such tax or charge, however designated, shall be included within the meaning of the term "Real Property Taxes" for purposes of this Lease. If any Real Property Tax is based upon property or rents unrelated to the Property, then only that part of such Real Property Tax that is fairly allocable to the Property shall be included within the meaning of the term "Real Property Taxes". Notwithstanding the foregoing, the term "Real Property Taxes" shall not include estate, inheritance, transfer, gift or franchise taxes of Landlord or the federal or state net income tax imposed on Landlord's income from all sources.

     8.2 Tenant's Obligation to Reimburse: Landlord shall use the 2001/2002 Santa Clara County Tax Assessments on the property as the base figure for all determinations of real property tax increase reimbursements hereunder so that as additional rent, Tenant shall pay Tenant's allocated share of all increases in real property taxes over those so estimated for the Real Property Tax Base Year.

          Tenant shall pay its share of increases in Real Property Taxes (i) within ten (10) days after being billed for the same by Landlord, or (ii) no later than ten (10) days before such Real Property Taxes become delinquent, whichever last occurs. If requested by Tenant in writing within thirty (30) days of receipt of a bill for Tenant's Allocated Share of Real Property Taxes, Landlord shall furnish Tenant with such evidence as is reasonably available to Landlord with respect to the amount of any Real Property Tax which is part of such bill. Tenant may not withhold payment of such bill pending receipt and/or review of such evidence. If any Lender requires Landlord to impound Real Property Taxes on a periodic basis during the Lease Term, then Tenant, on notice from Landlord indicating this requirement, shall pay a sum of money toward its liability under this Article to Landlord on the same periodic basis in accordance with the Lender's requirements. Landlord shall impound the Real Property Tax payments received from Tenant in accordance with the requirements of the Lender. If any assessments are levied against the Property, Landlord may elect to either pay the assessment in full or allow the assessment to go to bond. If Landlord pays the assessment in full, Tenant shall pay to Landlord each time payment of Real Property Taxes is made a sum equal to that which would have been payable (as both principal and interest) had Landlord allowed the assessment to go to bond.

     8.3 Taxes on Tenant's Property: Tenant shall pay before delinquency any and all taxes, assessments, license fees, and public charges levied, assessed, or imposed against Tenant or Tenant's estate in this Lease or the property of Tenant situated within the Leased Premises which become due during the Lease Term. On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments.

                                   ARTICLE 9

                                   INSURANCE

     9.1 Tenant's Insurance: Tenant shall maintain insurance complying with all of the following:

          A. Tenant shall procure, pay for and keep in full force and effect the following:

               (1) Comprehensive general liability insurance, including property damage, against liability for personal injury, bodily injury, death and damage to property occurring in or about, or resulting from an occurrence in or about, the Leased Premises with combined single limit coverage of not less than the amount of Tenant's Minimum Liability Insurance Coverage set forth in paragraph 1.10, which insurance shall contain "fire legal" endorsement coverage and a "contractual liability" endorsement insuring Tenant's performance of Tenant's obligation to indemnify Landlord contained in paragraph 10.3;

               (2) Fire and property damage insurance against loss caused by fire, extended coverage perils including boiler insurance, if applicable, vandalism, malicious mischief, fire sprinkler damage and such other additional perils as now are or hereafter may be included in a standard extended coverage endorsement from time to time in general use in the county in which the leased premised are located, insuring Tenant's personal property, inventory, Trade Fixtures, and Leasehold Improvements within the Leased Premises for the full actual replacement cost thereof;

               (3) Worker's compensation coverage and any other employee benefit insurance sufficient to comply with all Laws;

               (4) With respect to construction, alterations, improvements, or the like undertaken by Tenant, contingent liability and builder's risk insurance, in an amount satisfactory to Landlord;

          B. Each policy of insurance required to be carried by Tenant pursuant to this paragraph (i) shall, to the extent that Landlord has an insurable interest, name Landlord and such other parties in interest as Landlord designates as additional insureds; (ii) shall be primary insurance which provides that the insurer shall be liable for the full amount of the loss up to and including the total amount of liability set forth in the declarations without the right of contribution from any other insurance coverage of Landlord; (iii) shall be in a form satisfactory to Landlord; (iv) shall be carried with companies reasonably acceptable to Landlord; (v) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least thirty (30) days prior written notice to Landlord; (vi) shall not have a "deductible" in excess of Five Thousand Dollars ($5,000.00) per occurrence; (vii) shall contain a cross liability endorsement; (viii) shall contain a waiver by the insurer of any right to subrogation against Landlord, its agents, employees and contractors which might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its agents, employees or contractors; and (ix) shall contain a "severability" clause.

          C. A copy of each paid-up policy evidencing the insurance required to be carried by Tenant pursuant to this paragraph (appropriately authenticated by the insurer) or a certificate of the insurer, certifying that such policy has been issued, providing the coverage required by this paragraph, and containing the provisions specified herein, shall be delivered to Landlord prior to the time Tenant or any of its contractors enters the Leased Premises and upon renewal of such policies, but not less than thirty (30) days prior to the expiration of the term of such coverage. Landlord may, at any time, and from time to time, inspect and/or copy any and all insurance policies required to be procured by Tenant pursuant to this paragraph. If Landlord's lender, insurance adviser or counsel reasonably determines at any time that the amount and/or type of coverage required for any policy of insurance Tenant is to obtain pursuant to this paragraph is not adequate, then Tenant shall adjust such coverage for such insurance n such manner as Landlord's lender, insurance advisor or counsel reasonably deems adequate, not to exceed the level of coverage commonly carried by comparable businesses similarly situated for such insurance.


     9.2  Landlord's Insurance:

          A. Landlord shall maintain, as the minimum coverage required of it by this Lease, a policy or policies of fire and property damage insurance in so-called "fire and extended coverage" form insuring Landlord (and such others as Landlord may designate) against loss of rents for a period of not less than twelve (12) months and from physical damage to the Building with coverage for not less than one hundred percent (100%) of the full replacement cost thereof. The foregoing notwithstanding, such fire and property damage insurance, at Landlord's election, (i) may be written in so-called "all risk" form to include such perils as are commonly covered by such form of coverage, (ii) may provide coverage for physical damage to the improvements so insured up to the then full replacement cost thereof, (iii) may be endorsed to cover loss caused by such additional perils against which Landlord may elect to insure, including earthquake and/or flood, (iv) may provide coverage for loss of rents for a period of up to twelve (12) months, (v) may contain "deductibles" not exceeding Five Thousand Dollars ($5,000.00) per occurrence, and (vi) may include plateglass insurance, at actual replacement costs. Landlord shall not be required to cause such insurance to cover any Trade Fixtures, Leasehold Improvements, or any inventory or other personal property of Tenant.

          B. Landlord shall maintain a policy or policies of comprehensive general liability insurance insuring Landlord (and such others as are designated by Landlord) against liability for personal injury, bodily injury, death, and damage to property occurring or resulting from an occurrence in, on or about the Property, with combined single limit coverage of Two Million Dollars ($2,000,000.00), or such greater coverage as Landlord may from time to time determine is reasonably necessary for its protection.

     9.3 Tenant's Obligation to Reimburse: The cost of the insurance carried by Landlord pursuant to paragraph 9.2 and any "deductible" amount not exceeding Five Thousand Dollars ($5,000.00) per occurrence paid by Landlord and excluded from the coverage of such insurance shall be an Operating Expense and Tenant shall pay its share thereof as provided in paragraph 6.3. However, if Landlord's insurance rates for the Building are increased at any time during the Lease Term as a result of the nature of Tenant's use and occupancy of the Leased Premises and Landlord does not elect to terminate the Lease, Tenant shall reimburse Landlord for the full amount of such increase immediately upon receipt of a bill from Landlord therefor.

     9.4 Release and Waiver of Subrogation: The parties hereto release each other, and their respective agents, employees, and contractors, from any liability for injury to any person or damage to property that is caused by or results from any risk insured against under any valid and collectible insurance policy carried by either of the parties which contains a waiver of subrogation by the insurer and is in force at the time of such injury or damage; provided, however, that any such person or entity shall not be released from such liability to the extent any damages resulting from such injury or damage is not covered by the recovery obtained by the insured from such insurance, but only if the insurance in question permits such partial release in connection with obtaining a waiver of subrogation from the insurer. This release shall be in effect only so long as the applicable insurance policy contains a clause to the effect that this release shall not affect the right of the insured to recover under such policy. Each party shall use its best efforts to cause each insurance policy obtained by it to provide that the insurer waives all right of recovery by way of subrogation in connection with any injury or damage covered by such policy. However except as required in paragraph 9.1B above, if any insurance policy cannot be obtained with such a waiver of subrogation, or if such waiver of subrogation is only available at additional cost and the party for whose benefit the waiver is to be obtained does not pay such additional cost, then the party obtaining such insurance shall notify the other party of that fact and thereupon shall be relieved of the obligation to obtain such waiver of subrogation rights from the insurer with respect to the particular insurance involved.

                                   ARTICLE 10

                            LIMITATION ON LANDLORD'S

                            LIABILITY AND INDEMNITY

     10.1 Limitation on Landlord's Liability: Landlord shall not be liable to Tenant, nor shall Tenant be entitled to terminate this Lease or to any abatement of rent, for any injury to Tenant, its agents, employees, contractors, or invitees, damage to Tenant's property, or loss to Tenant's business resulting from any cause, including without limitation any (i) failure, interruption or installation of any HVAC or other utility system or service, (ii) failure to furnish or to delay in furnishing any utilities or services when such failure or delay is caused by Acts of God or the elements, labor disturbances of any character, any other accidents or other conditions beyond the reasonable control of Landlord, or by the making of repairs or improvements to the Leased Premises or to the Building, (iii) maintenance, repairs or improvements to the Leased Premises or the Building, (iv) limitation, curtailment, rationing or restriction on use of water or electricity, gas or any other form of energy or any other service or utility serving the Leased Premises or the Building, (v) vandalism or forcible entry by unauthorized persons, or (vi) penetration of water into or onto any portion of the Leased Premises or the Common Area through roof leaks or otherwise. Notwithstanding the foregoing, Landlord shall be liable for any such injury, damage or loss which is proximately caused by Landlord's active negligence or willful misconduct.

     10.2 Limitation on Tenant's Recourse: If Landlord is a corporation, trust, partnership, joint venture, unincorporated association, and/or other form of business entity, (i) the obligations of Landlord shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders, or other principals or representatives of such business entity, and (ii) Tenant shall have recourse only to the assets of such business entity for the satisfaction of such obligations and not against the assets of such officers, directors, trustees, partners, joint venturers, members, owners, stockholders, principals, or representatives, other than to the extent of their interest in the assets owned by such business entity.

     10.3 Indemnification of Landlord: Tenant shall hold harmless, indemnify and defend Landlord and its employees, agents, and contractors, with competent counsel reasonably satisfactory to Landlord, from all liability, penalties, losses, damages, costs, expenses, causes of action, claims and/or judgments arising by reason of any death, bodily injury, personal injury or property damage (i) resulting from any cause or causes whatsoever (other than the active negligence or wilful misconduct of Landlord) occurring in or about or resulting from an occurrence in or about the Leased Premises, (ii) resulting from the negligence or wilful misconduct of Tenant, its agents, employees and contractors, wherever the same may occur, or (iii) resulting from a breach of Tenant's obligations under this lease. The provisions of this paragraph shall survive the expiration or sooner termination of this Lease with respect to any claims or liability occurring prior to such expiration or sooner termination.

                                   ARTICLE 11

                           DAMAGE TO LEASED PREMISES

     11.1 Landlord's Duty to Restore: If the Leased Premises or Building, including the parking space, are damaged by any peril after the Effective Date of this Lease, Landlord shall restore the Leased Premises as well as the parking space unless the Lease is terminated by Landlord pursuant to paragraph 11.2 or by Tenant pursuant to paragraph 11.3. All insurance proceeds available from the fire and property damage insurance carried by Landlord pursuant to paragraph 9.2 shall be paid to and become the property of Landlord. If this lease is terminated pursuant to either paragraph 11.2 or 11.3, then all insurance proceeds available from insurance carried by Tenant which covers loss to property that is Landlord's property or would become Landlord's property on termination of this Lease shall be paid to and become the property of Landlord. If this Lease is not so terminated, then upon receipt of the insurance proceeds (if the loss is covered by insurance) and the issuance of all necessary governmental permits, Landlord shall commence and diligently prosecute to completion the restoration of the Leased Premises, to the extent then allowed by Law, to substantially the same condition in which the Leased Premises were immediately prior to such damage. Landlord's obligation to restore shall be limited to the Leased Premises and interior improvements constructed by Landlord as they existed as of the Rent Commencement Date, excluding any Leasehold Improvements, Trade Fixtures and/or personal property constructed or installed by Tenant in the Leased Premises. Tenant shall forthwith replace or fully repair all Leasehold Improvements and Trade Fixtures installed by Tenant and existing at the time of such damage or destruction.

     11.2 Landlord's Right to Terminate: Landlord shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Tenant of a written notice of election to terminate within thirty (30) days after the date of such damage:

          A. The Building or the Leased Premises are damaged by any peril to such an extent that the necessary repairs can not, in Landlord's opinion, be made within sixty (60) days of such damage; or

          B. The Building is damaged by any peril and, be-cause of the Laws then in force, (i) may not be restored at reasonable cost to substantially the same condition in which it was prior to such damage, or (ii) may not be used for the same use being made thereof before such damage whether or not restored as required by this Article.

          C. The Building or the Leased Premises are damaged by a peril not insured against pursuant to the terms of this Lease and Landlord does not elect, within sixty (60) days of such damage, to nevertheless restore.

     11.3 Tenant's Right to Terminate: If the Leased Premises are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to paragraph 11.2, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord's architect or construction consultant as to when the restoration work required of Landlord may be completed. Tenant shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Landlord of a written notice of election to terminate within ten (10) days after Tenant receives from Landlord the estimate of the time needed to complete such restoration:

          A. The Leased Premises are damaged by any peril and, in the reasonable opinion of Landlord's architect or construction consultant, the restoration of the Leased Premises cannot be substantially completed within one hundred eighty (180) days after commencement of the work of restoration; or

          B. The Leased premises are damaged by any peril within one hundred eighty (180) days of the last day of the Leased Term, and, in the reasonable opinion of Landlord's architect or construction consultant, the restoration of the Leased Premises cannot be substantially completed within sixty (60) days after the date of such damage.

     11.4 Abatement of Rent: In the event of damage to the Leased Premises which does not result in the termination of this Lease, the Base Monthly Rent (but not any Additional Rent) shall be temporarily abated during the period of restoration in proportion to the degree to which Tenant's use of the Leased Premises is impaired by such damage. Tenant shall not be entitled to any compensation or damages from Landlord for loss of Tenant's business or property or for any inconvenience or annoyance caused by such damage or restoration. Tenant hereby waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the California Civil Code, and the provisions of any similar law hereinafter enacted.

                                   ARTICLE 12

                                  CONDEMNATION

     12.1 Landlord's Right to Terminate: Landlord shall have the option to terminate this Lease if, as a result of a taking by means of the exercise of the power of eminent domain (including a voluntary sale or transfer by Landlord to a condemnor under threat of condemnation) all or any material portion of the Building is so taken. Any such option to terminate by Landlord must be exercisable within a reasonable period of time, to be effective as of the date possession is taken by the condemnor.

     12.2 Tenant's Right to Terminate: Tenant shall have the option to terminate this Lease if, as a result of any taking by means of the exercise of the power of eminent domain (including any voluntary sale or transfer by Landlord to any condemnor under threat of condemnation), (i) all or any material portion of the Leased Building is so taken, or (ii) such portion of the Leased Premises is so taken that the part of the Leased premises that remains cannot be constructed within a reasonable period of time to be made reasonably suitable for the continued operation of the Tenant's business. Tenant must exercise such option within thirty (30) days of notice of such taking. Such exercise by Tenant shall be effective on the date that possession of that portion of the Common Area or the Leased Premises that is condemned is taken by the condemnor.

     12.3 Temporary Taking: If any portion of the Leased Premises is temporarily taken for ninety days or less, this Lease shall remain in effect. If twenty-five percent (25%) or more of the Leased Premises is temporarily taken by condemnation for a period which either exceeds ninety (90) days or which extends beyond what would have been the expiration of the Lease Term without such taking, then Landlord and Tenant shall each independently have the option to terminate this Lease, effective on the date possession is taken by the condemnor.

     12.4 Restoration and Abatement of Rent: If any part of the Building or Leased premises is taken by condemnation and this Lease is not terminated, then Landlord shall restore the Leased premises and interior improvements constructed by Landlord as they existed as of the Rent Commencement Date, excluding any Leasehold Improvements, Trade Fixtures and/or personal property constructed or installed by Tenant. Thereafter, except in the case of a temporary taking, as of the date possession is taken the Rent shall be reduced in the same proportion that the floor area of that part of the Leased Premises so taken (less any addition thereto by reason of any reconstruction) bears to the original floor area of the Leased Premises.

     12.5 Division of Condemnation Award: Any award made for any condemnation of the property or Leased Premises shall belong to and be paid to Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any such award provided, however, that Tenant shall be entitled to receive any condemnation award that is made directly to Tenant (i) for the taking of personal property or Trade Fixtures belonging to Tenant, (ii) for the interruption of Tenant's business or its moving costs, or (iii) for any temporary taking where this Lease is not terminated as a result of such taking (subject to the requirements of subparagraph 14.1G), Tenant shall receive any relocated fees that maybe awarded. The rights of Landlord and Tenant regarding any condemnation shall be determined as provided in this Article, and each party hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure, and the provisions of any similar law hereinafter enacted, allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Leased Premises.

                                   ARTICLE 13

                              DEFAULT AND REMEDIES

     13.1 Events of Tenant's Default: Tenant shall be in default of its obligations under this Lease if any of the following events occurs:

          A. Tenant shall have failed to pay Base Monthly Rent or any Additional Rent when due; or

          B. Tenant shall have failed to perform any term, covenant, or condition of this Lease except those requiring the payment of Base Monthly Rent or Additional Rent, and Tenant shall have failed to cure such breach within ten
(10) days after written notice from Landlord specifying the nature of such breach; or

          C. Tenant shall have made a general assignment of its assets for the benefit of its creditors; or

          D. Tenant shall have sublet the Leased Premises or assigned its interest in the Lease in violation of the provisions contained in Article 14, whether voluntarily or by operation of law; or

          E. Tenant shall have permitted the sequestration or attachment of, or execution on, or the appointment of a custodian or receiver with respect to, all or any substantial part of the property of Tenant or any property essential to the conduct of Tenant's business and Tenant shall have failed to obtain a return or release of such property within thirty (30) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; or

          F. Tenant shall have abandoned the Leased Premises or left the Leased Premises vacant for more than fourteen (14) days in any sixty (60) day period; or

          G. A court shall have made or entered any decree or order with respect to Tenant or Tenant shall have submitted to or sought a decree or order (or a petition or pleading shall have been filed in connection therewith) which: (i) grants or constitutes (or seeks) an order for relief, appointment of a trustee, or confirmation of a reorganization plan under the bankruptcy laws of the United States; (ii) approves as properly filed (or seeks such approval of) a petition seeking liquidation or reorganization under said bankruptcy laws or any other debtor's relief law or statute of the United States or any state thereof; or (iii) otherwise directs (or seeks) the winding up or liquidation of Tenant; and such petition, decree or order shall have continued in effect for a period of thirty (30) or more days.

     13.2 Landlord's Remedies: In the event of any default by Tenant, Landlord shall have the following remedies, in addition to all other rights and remedies provided by any Law or otherwise provided in this Lease, to which Landlord may resort cumulatively, or in the alternative:

          A. Landlord may, at Landlord's election, keep this Lease in effect and enforce by an action at law or in equity all of its rights and remedies under the Lease, including (i) right to recover the rent and other sums as they become due by appropriate legal action, (ii) the right to make payments required of Tenant or perform Tenant's obligations and be reimbursed by Tenant for the cost thereof with interest at the maximum applicable rate permitted by Law, but in no event higher than the prime interest rate charged by Bank of America, from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant, and
(iii) the remedies of injunctive relief and specific performance to compel Tenant to perform its obligations under this Lease.

     B. Landlord may, at Landlord's election, terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice. Any termination under this subparagraph shall not relieve Tenant from its obligation to pay any sums then due Landlord or from any claim against Tenant for damages or Base Monthly Rent or any Additional Rent previously accrued or then accruing. In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Lease, constitute a termination of this Lease:

          (1) Appointment of a receiver or keeper in order to protect Landlord's interest hereunder;

          (2) Consent to any subletting of the Leased Premises or assignment of this Lease by Tenant, whether pursuant to the provisions hereof or otherwise; or

          (3) Any other action by Landlord or Landlord's agents intended to mitigate the adverse effects of any breach of this Lease by Tenant, including without limitation any action taken to maintain and preserve the Leased Premises or any action taken to relet the Leased Premises or any portions thereof, for the account of Tenant and in the name of Tenant.

     C. In the event Tenant breaches this Lease and abandons the Leased Premises, this Lease shall not terminate unless Landlord gives Tenant written notice of its election to so terminate this Lease. No act by or on behalf of Landlord intended to mitigate the adverse effect of such breach, including those described by subparagraphs B(1), (2) and (3) immediately preceding, shall constitute a termination of Tenant's right to possession unless Landlord gives

Tenant written notice of termination. Should Landlord not terminate this Lease by giving Tenant written notice, Landlord may enforce all its rights and remedies under this Lease, including the right to recover the rent as it becomes due under the Lease, as provided in California Civil Code Section 1951.4, as in effect on the Effective Date of this Lease.

          D. In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord's election, to damages in an amount as set forth in California Civil Code Section 1951.2 as in effect on the Effective Date of this Lease. For purposes of computing damages pursuant to said Section 1915.2, an interest rate of the maximum applicable rate permitted by Law, but in no event higher than the prime interest rate charged by Bank of America, shall be used where permitted. Such damages shall include without limitation:

               (1) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%); and

               (2) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including, without limitation, the following: (i) expenses for cleaning, repairing or restoring the Leased Premises; (ii) expenses for altering,remodeling or otherwise improving the Leased Premises for the purpose of reletting, including installation of leasehold improvements (whether such installation be funded by a reduction of rent, direct payment or allowance to a new tenant, or otherwise); (iii) broker's fees, advertising costs and other expenses of reletting the Leased Premises; (iv) costs of carrying the

Leased Premises, such as taxes, insurance premiums, utilities, and security precautions; (v) expenses in retaking possession of the Leased Premises; and
(vi) attorneys' fees and court costs incurred by Landlord in retaking possession of the Leased Premises and in releasing the Leased Premises or otherwise incurred as a result of Tenant's default.

               (3) For purposes of this Article, if it becomes necessary to determine the amount of Additional Rent that would have become due had Tenant not breached its obligations under this Lease, all such Additional Rent shall be computed on the basis of the average monthly amount thereof accruing during the immediately preceding sixty (60) month period, except that if it becomes necessary to compute such Additional Rent before such a sixty (60) month period has occurred, then such rent shall be computed on the basis of the average monthly amount thereof accruing during such shorter period.

          E. Nothing in this paragraph shall limit Landlord's right to indemnification from Tenant as provided in paragraph 10.3.

    13.3 Landlord's Default and Tenant's Remedies: In the event Landlord fails to perform any of its obligations under this Lease and fails to cure such default within thirty (30) days after written notice from Tenant specifying the nature of such default where such default could reasonably be cured within said thirty (30) day period, or fails to commence such cure within said thirty (30) day period and thereafter continuously with due diligence prosecute such cure to completion where such default could not reasonably be cured within said thirty (30) day period, then Tenant shall have the following remedies only:

          A. Tenant may proceed in equity or at law to compel Landlord to perform its obligations and/or to recover damages proximately caused by such failure to perform (except to the extent Tenant has waived its right to damages resulting from injury to person or damage to property as provided herein).

          B. Tenant, at its option, may cure any default of Landlord at Landlord's costs. If Tenant at any time by reason of Landlord's default reasonably pays any sum or does any act that requires the payment of any sum, the sum paid by Tenant shall be immediately due from Landlord to Tenant at the time the sum is paid, and shall bear interest at the maximum applicable rate permitted by Law, but in no event higher than the prime interest rate charged by Bank of America, form the date the sum is paid by Tenant until Tenant is reimbursed by Landlord.

          C. Tenant waives the provisions of Sections 1932(1), 1941 and 1942 of the California Civil Code and/or any similar or successor law regarding Tenant's right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under the Lease. Tenant hereby waives any right of redemption or relief from forfeiture under the laws of the State of California, or under any other present or future laws, in the event Tenant is evicted or Landlord takes possession of the Leased Premises by reason of any default by Tenant.

    13.4 Waiver: One party's consent to or approval of any act by the other party requiring the first party's consent or approval shall not be deemed to waive or render unnecessary the first party's consent to or approval of any subsequent similar act by the other party. The receipt by Landlord of any rent or payment with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach unless such waiver is in writing and signed by Landlord. No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other provisions herein contained.

                                   ARTICLE 14

                           ASSIGNMENT AND SUBLETTING

     14.1 By Tenant: Tenant shall not sublet the Leased Premises or assign or encumber its interest in this Lease, whether voluntarily or by operation of law, without Landlord's prior written consent, which consent shall not be unreasonably withheld. In this regard:

          A. Any attempted subletting, assignment or encumbrance without Landlord's prior consent shall be voidable and, at Landlord's election, shall constitute a default.

          B. Tenant shall, by written notice, advise Landlord of its desire from and after a stated date (which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of Tenant's notice), to sublet the Leased Premises or any portion thereof for any part of the term hereof, and in such event Landlord shall have the right, to be exercised by giving written notice to Tenant thirty (30) days after receipt of Tenant's notice, to terminate this Lease as to the portion of the Leased Premises described in Tenant's notice and such notice shall, if given, terminate this Lease with respect to the portion of the Leased Premises therein described as of the date stated in Tenant's notice. Said notice by Tenant shall state the name and address of the proposed subtenant, and Tenant shall deliver to Landlord a true and complete copy of the proposed sublease with said notice. If said notice shall specify all of the Leased Premises and Landlord shall give said termination notice with respect thereto, this Lease shall terminate on the date stated in Tenant's notice. If, however, this Lease shall terminate pursuant to the foregoing with respect to less than all the Leased Premises, the Base Monthly Rent, as defined in paragraph 3.1 and adjusted pursuant to paragraph 3.2, shall be adjusted on a pro rata basis to the number of square feet retained by Tenant, and this Lease as so amended shall continue thereafter in full force and effect.

          C. Tenant agrees to reimburse Landlord all reasonable costs and attorneys' fees incurred by Landlord in conjunction with the processing and documentation of any such requested subletting, assignment or encumbrance. Such sublease, assignment or encumbrance shall not be effective until (i) Tenant shall have paid such costs and fees, (ii) each such sublessee, assignee or transferee shall have agreed in writing for the benefit of Landlord to assume, to be bound by, and to perform the obligations of this Lease to be performed by Tenant, and (iii) an executed copy of such sublease, assignment or encumbrance shall have been delivered to Landlord.

          D. Consent by Landlord to one or more assignments or encumbrances of this Lease or to one or more sublettings of the Leased Premises shall not be deemed to be a consent to any subsequent assignment, encumbrance, or subletting.

          E. No subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay the rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any assignment or subletting.

          F. If Tenant is a corporation, any dissolution, merger, consolidation, or other reorganization of Tenant, or the sale or other transfer in the aggregate over the Lease Term of a controlling percentage of the capital stock of Tenant, shall be deemed a voluntary assignment of Tenant's interest in this Lease. The phrase "controlling percentage" means the ownership of and the right to vote stock possessing more than fifty percent (50%) of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for the election of directors. If Tenant is a partnership, a withdrawal or change, voluntary, involuntary or by operation of law, of any general partner, or the dissolution of the partnership, shall be deemed a voluntary assignment.

          G. It is the intent of the parties hereto that this Lease shall confer upon Tenant only the right to use and occupy the Premises, and to exercise such other rights as are conferred upon Tenant by this Lease. The parties agree that this Lease is not intended to have a bonus value, nor to serve as a vehicle whereby Tenant may profit by a future Transfer of this Lease or the right to use or occupy the Premises as a result of any favorable terms contained herein or any future changes in the market for leased space. It is the intent of the parties that any such bonus value that may attach to this Lease shall be and remain the exclusive property of Landlord. In order to carry out this intent, if Tenant assigns its interest in this Lease in accordance with this Article, then Tenant shall pay to Landlord all of the net consideration if any received by Tenant as a result of such assignment as and when received by Tenant. If Tenant sublets all or part of the Leased Premises in accordance with this Article, then Tenant shall pay to Landlord all the positive difference, if any, between (i) all rent and other consideration paid by the subtenant to Tenant less (ii) all costs incurred by Tenant incident to the sublease agreement (including an amount equal to the resulting product of the rent payable hereunder to Landlord by Tenant during the time period covered by such payments by the subtenant times a fraction whose numerator is the leasable area of that portion of the Leased Premises so sublet and whose denominator is Tenant's Gross Leasable Area). Said consideration shall be payable to Landlord on the same basis, whether periodic or in lump sum, that such consideration is paid to Tenant by its subtenant. In calculating Landlord's right to any periodic payments, all costs incurred by Tenant incident to the sublease agreement shall be amortized over the term of the sublease. At the time Tenant makes any payment to Landlord required by this subparagraph, Tenant shall deliver an itemized statement of the method by which the amount due Landlord was calculated, certified by Tenant as true and correct. Landlord shall have the right to inspect Tenant's books and records relating to the payments due pursuant to this subparagraph.

      14.2 By Landlord: Landlord and its successors in interest shall have the right to transfer their interest in the Leased Premises and the Property at any time and to any person or entity. In the event of any such transfer, the Landlord originally named herein (and in the case of any subsequent transfer, the transferor), from the date of such transfer, (i) shall be automatically relieved, without any further act by any person or entity, of all liability for the performance of the obligations of the landlord hereunder which may accrue after the date of such transfer, and (ii) shall be relieved of all liability for the performance of the obligations of the landlord hereunder which have accrued before the date of transfer if its transferee agrees to assume and perform all such obligations of the landlord hereunder. After the date of any such transfer, the term "Landlord" as used herein shall mean the transferee of such interest in the Leased Premises and the Property.

                                   ARTICLE 15

                               GENERAL PROVISIONS

      15.1 Landlord's Right to Enter: Landlord and its agents shall have the right to enter the Leased Premises at all reasonable times for the purpose of
(i) inspecting the same; (ii) posting notices of non-responsibility; (iii) supplying janitorial service or any other service to be provided by Landlord to Tenant; (iv) showing the Leased Premises to prospective purchasers, mortgagees or tenants; (v) making necessary alterations, additions, or repairs; (vi) performing Tenant's obligation when Tenant has failed to do so after written notice from Landlord; (vii) placing upon the Leased Premises ordinary "for lease" signs, and/or (viii) in the case of an emergency. For each of the aforesaid purposes, Landlord may enter the Leased Premises by means of a master key, and Landlord shall have the right to use any and all means Landlord may deem necessary and proper to open the doors of the Leased Premises in an emergency. Any entry to the Leased Premises or portions thereof obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Leased Premises, or an eviction, actual or constructive, of Tenant from the Leased Premises or any portion thereof.

     15.2 Surrender of the Leased Premises: Immediately prior to the expiration or upon the sooner termination of this Lease, Tenant shall remove all Tenant's Trade Fixtures and other personal property and vacate and surrender the Leased Premises to Landlord in the same condition as existed at the Rent Commencement Date, reasonable wear and tear excepted, all HVAC equipment within the Leased Premises, if any, installed by Tenant in operating order and in good repair, and all floors cleaned, all to the reasonable satisfaction of Landlord. Landlord may, at Tenant's expense, hire independent contractors to inspect any HVAC system serving the Leased Premises installed by Tenant or electrical system within the Leased Premises installed by Tenant for the purpose of determining whether they have been properly maintained by Tenant, and Tenant shall pay the cost thereof within ten (10) days after receipt of a statement therefore from Landlord. Upon request by Landlord, Tenant shall, prior to the expiration or sooner termination of this Lease, remove Tenant's Leasehold Improvements designated by Landlord and repair all damage caused by such removal. If the Leased Premises are not so surrendered at the termination of this Lease, Tenant shall be liable to Landlord for all costs incurred by Landlord in returning the Leased Premises to the required condition, plus interest on all costs incurred at the maximum applicable rate permitted by Law, but in no event higher than the prime interest rate charged by

Bank of America. Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Leased Premises, including, without limitation, any claims made by any succeeding tenant or losses to Landlord due to lost opportunities to lease to succeeding tenants.

     15.3 Holding Over: This Lease shall terminate without further notice at the expiration of the Lease Term. Any holding over by Tenant after expiration of the Lease Term shall not constitute a renewal or extension of the Lease or give Tenant any rights in or to the Leased Premises except as expressly provided in this Lease. Any holding over after such expiration with the consent of Landlord shall be construed to be a tenancy from month to month on the same terms and conditions herein specified insofar as applicable except that Base Monthly Rent shall be increased to an amount equal to one hundred twenty-five percent (125%) of the Base Monthly Rent required during the last month of the Lease Term.

     15.4 Subordination: This Lease is subject and subordinate to all underlying ground leases, mortgages and deeds of trust which affect the Property and are of public record as of the Effective Date of this Lease, and to all renewals, modifications, consolidations, replacements and extensions thereof. However, if the Landlord under any such lease or any Lender holding such mortgage or deed of trust shall advise Landlord that it desires or requires this Lease to be prior and superior thereto, then, upon written request of Landlord to Tenant, Tenant shall promptly execute, acknowledge and deliver any and all documents or instruments which Landlord or such lessor or Lender deems necessary or desirable to make this Lease prior thereto; At Landlord's election, this Lease shall become and thereafter remain subject and subordinate to any and all future ground leases, first mortgages or first deeds of trust affecting the Property which may hereafter be executed and placed of public record after the Effective Date of this Lease, or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, so long as the Landlord of such ground lease or the Lender holding the mortgage or deed of trust to which this Lease is to be subordinated agrees that it will recognize Tenant's rights under this Lease and not disturb its quiet possession of the Leased Premises so long as Tenant is not in default hereunder. Tenant agrees, within ten (10) days after Landlord's written request therefor to execute, acknowledge and deliver upon request of Landlord any and all documents or instruments requested by Landlord or such lessor or mortgage holder(s) as may be necessary or proper to assure the subordination of this Lease to any such ground lease, mortgage or deed of trust.

      15.5 Tenant's Attornment: Tenant shall attorn (i) to any purchaser of the Building or Property at any foreclosure sale or private sale conducted pursuant to any security instrument encumbering the Building or the Property, (ii) to any grantee or transferee designated in any deed given in lieu of foreclosure, or
(iii) to the lessor under any underlying ground lease should such ground lease be terminated.

            In no event shall any Lender, purchaser, grantee, transferee or ground lessor have any liability as to any Security Deposit under this Lease unless such party shall have actually received the same.

      15.6 Mortgagee Protection: In the event of any default on the part of Landlord, Tenant will give notice by registered mail to any Lender or lessor under any underlying ground lease whose name has been provided to Tenant and shall offer such Lender or lessor a reasonable opportunity to cure the default, including time to obtain possession of the Leased Premises by power of sale or judicial foreclosure or other appropriate legal proceedings, if such should prove necessary to effect a cure.

     15.7 Estoppel Certificate: At all times during the Lease Term, Tenant agrees, following any request by Landlord, to promptly execute and deliver to Landlord an estoppel certificate (i) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iv) certifying such other information about the Lease as may be reasonably required by Landlord. Tenant's failure to deliver an estoppel certificate within ten (10) days after delivery of Landlord's request therefore shall be a conclusive admission by Tenant that, as of the date of the request for such statement, except as otherwise set forth in such request (i) this Lease is unmodified and is in full force and effect,
(ii) there are no uncured defaults in Landlord's performance, and (iii) no rent has been paid in advance. Landlord and Tenant intend that any statement delivered pursuant to this paragraph may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or any interest therein.

     15.8 Force Majeure: Any prevention, delay, or stoppage due to strikes, lockouts, inclement weather, labor disputes, inability to obtain labor, materials, fuels or reasonable substitutes therefor, governmental restrictions, regulations, controls, action or inaction, civil commotion, fire or other acts of God, and other causes beyond the reasonable control of the party obligated to perform (except financial inability) shall excuse the performance, for a period equal to the period of any said prevention, delay, or stoppage, of any obligation hereunder except the obligation of Tenant to pay rent or any other sums due hereunder.

     15.9 Notices: Any notice required or desired to be given regarding this Lease shall be in writing and shall be personally served, or in lieu of personal service may be given by certified mail. If served by mail, such notice shall be deemed to have been given (i) on the third business day after mailing if such notice was deposited in the United States mail, certified and postage prepaid, addressed to the party to be served at its address first above set forth and (ii) in all other cases when actually received. Either party may change its address by giving notice of same in accordance with this paragraph.

     15.10 Attorneys' Fees: In the event Landlord shall bring any action or legal proceeding for an alleged breach of any provision of this Lease, to recover rent, to terminate this Lease or to otherwise enforce, protect or establish any term or covenant of this Lease the prevailing party shall be entitled to recover as a part of such action or proceedings, or in a separate action brought for that purpose, reasonable attorneys' fees and court costs as may be fixed by the court.

     15.11 Corporate Authority: If Tenant is a corporation (or a partnership), each individual executing this Lease on behalf of said corporation (or partnership) represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with the by-laws of said corporation (or partnership in accordance with the partnership agreement of said partnership) and that this Lease is binding upon said corporation (or partnership) in accordance with its terms. If Tenant is a corporation, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in California, and that the corporation has full right and authority to enter into this Lease. If Tenant is a corporation Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of the resolution of the board of directors of said corporation authorizing or ratifying the execution of this Lease.

     15.12 Additional Definitions: Any term that is given a special meaning by any provision in this Lease shall have such meaning when used in this Lease or any addendum or amendment hereto. As used herein, the following terms shall have the following meanings:

           A. Common Area: The term "Common Area" shall mean all areas and facilities within the Property that are provided and designated by Landlord from time to time for general use and convenience of the lessees and occupants of all or any part of the Property, including the lobbies, stairs, elevators, escalators, corridors, rest rooms, parking areas and facilities, access and perimeter roads, pedestrian sidewalks, landscaped areas and the like.

           B. Effective Date: The term "Effective Date" shall mean the date the last signatory to this Lease whose execution is required to make it binding on the parties hereto shall have executed this Lease.

           C. Law: The term "Law" shall mean any judicial decision, statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirement of any municipal, county, state, federal, or other government agency or authority having jurisdiction over the parties to this Lease or the Leased Premises or both, in effect either at the Effective Date of this Lease or any time during the Lease Term, including, without limitation, any regulation, order, or policy of any quasi-official entity or body (e.g., board of fire examiners, public utility or special district).

           D. Leasehold Improvements: The term "Leasehold Improvements" shall mean all improvements, additions, alterations, and fixtures installed in the Leased Premises by Tenant at its expense which are not Trade Fixtures.

           E. Lender: The term "Lender" shall mean any beneficiary, mortgagee, secured party, or other holder of any deed of trust, mortgage or other written security device or agreement affecting the Property, and the note or other obligations secured by it.

            F. Private Restrictions. The term "Private Restrictions" shall mean all recorded covenants, conditions and restrictions, private agreements, reciprocal easement agreements and any other recorded instruments affecting the use of the Property, as they may now exist and as they maybe reasonably changed, altered and modified from time to time.

            G. Trade Fixtures: The term "Trade Fixtures" shall mean anything affixed to the Leased Premises by Tenant at its expense for purposes of trade, manufacture, ornament, or domestic use (except replacement of similar work or material originally installed by Landlord) which can be removed without injury to the Leased Premises unless such thing has, by the manner in which it is affixed, become an integral part of the Leased Premises; provided, however, that all of Tenant's signs shall be Trade Fixtures regardless of how affixed to the Leased Premises.

      15.13 Miscellaneous: Should any provision of this Lease prove to be invalid or illegal, such invalidity or illegality shall in no way affect, impair or invalidate any other provision hereof, and such remaining provisions shall remain in full force and effect. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. Any executed copy of this Lease shall be deemed an original for all purposes. This Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant. "Party" shall mean Landlord or Tenant as the context implies. If Tenant consists of more than one person or entity, then all members of Tenant shall be jointly and severally liable hereunder. This Lease shall be construed and enforced in accordance with the laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against either Landlord or Tenant. The captions used in this Lease are for convenience only and shall not be considered in the construction or interpretation of any provision hereof. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural. The terms "shall", "will", and "agree" are mandatory. The term "may" is permissive. When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless specific provision is made thereof. All measurements of gross leasable area shall be made as provided in Exhibit G, attached hereto and incorporated herein by reference. Where Tenant is obligated not to perform any act, Tenant is also obligated to restrain any others within its control from performing said act, including agents, invitees, contractors, subcontractors and employees. Landlord shall not become or be deemed a partner or a joint venturer with Tenant by reason of the provisions of this Lease.

      15.14 Termination By Exercise of Option: If this Lease is terminated pursuant to its terms by the proper exercise of an option to terminate specifically granted to Landlord or Tenant by this Lease, then this Lease shall terminate thirty (30) days after the date the option to terminate is properly exercised (unless another date is specified in that part of the Lease creating the option, in which event the date so specified for termination shall prevail), the rent and all other charges due hereunder shall be prorated as of the date of termination, and neither Landlord nor Tenant shall have any further rights or obligations under this Lease except for those that have accrued prior to the date of termination. This paragraph does not apply to a termination of this Lease by Landlord as a result of a default by Tenant.

      15.15 Brokerage Commissions: Tenant warrants and represents that it has negotiated this Lease directly with Macanan Marketing, Inc. and has not authorized or employed, or acted by implication to authorize or to employ, any other real estate broker or salesman to act for Tenant in connection with this Lease. Tenant shall indemnify and defend Landlord against and hold Landlord harmless from any and all claims by any real estate broker or salesman claims through tenant and other than those specified in this Article 15 for a commission or finder's fee as a result of Tenant's entering into this Lease.

     15.16 Arbitration: Any question, dispute or controversy arising under this Lease or any Exhibit or Addendum thereto which is specifically made subject to arbitration by the terms hereof shall be determined by arbitration as provided below. Any such arbitration shall in no way delay or affect the commencement of the term of the Lease and/or Tenant's obligation to pay rent. Neither Landlord or Tenant shall have the right, and hereby waive such right, to request or require arbitration of any question, dispute or controversy arising under the Lease, or any Exhibit or Addendum thereto, other than those specifically made subject to arbitration by the terms hereof. Arbitratable questions, disputes or controversies shall be arbitrated according to the following procedure. Either Landlord or Tenant may initiate arbitration by giving written notice to the other stating an intention to arbitrate, the issue to be arbitrated, and the relief sought. Such arbitration shall be conducted pursuant to the provisions of the laws of the State of California then in force and the procedural rules of the American Arbitration Association or its successor insofar as said rules of procedure do not conflict with said laws or this Paragraph. Once notice to arbitrate has been given, Landlord and Tenant shall within ten (10) days select one joint arbitrator, or if they cannot agree on one joint arbitrator then each shall select an arbitrator within fifteen (15) days of delivery of said notice and notify the other party of its selection. The two arbitrators selected shall designate the third arbitrator forthwith. The three arbitrators shall convene in San Jose, California and offer Landlord and Tenant the opportunity to present their cases. If any party fails to appear, participate or produce evidence in an arbitration proceeding, the arbitrators may make their award and decision based solely on the evidence actually presented. The arbitrators shall, by majority vote, make such award and decision as is appropriate and in accord with the terms of this Lease, and such award and decision shall be binding upon Landlord and Tenant and enforceable in a court of law. Said award and decision shall include an award to the prevailing party of reasonable attorneys' fees and expenses and costs of arbitration. In the event either party fails to appoint an arbitrator or the two arbitrators fail to select a third arbitrator within the time required by this paragraph, upon application of either party the missing arbitrator shall be appointed by the American Arbitration Association, or if there be no American Arbitration Association or it shall refuse to perform this function, then by the then Presiding Judge of the Superior Court of the State of California for Santa Clara County.

     15.17 Entire Agreement: The Lease, Exhibits "A" (Property Plan), "B" (Floor Plan), "C" (Rules and Regulations), "D" (Tenant Improvement Agreement), "E" (Tenant Estoppel), "F" (Janitorial Services), "G" (Net Rentable Measurement), "H" (Lease Guaranty), which are executed by Landlord and Tenant concurrently with this Lease and are attached hereto (and by this reference incorporated herein), constitute the entire agreement between the parties, and there are no binding agreements or representations between the parties except as expressed herein. Tenant acknowledges that neither Landlord nor Landlord's agent(s) has made any representation or warranty as to the suitability of the Leased Premises or the Common Area for the conduct of Tenant's business or the condition of any improvements located thereon. Tenant expressly waives all claims for damage by reason of any statement, representation, warranty, promise, or other agreement of Landlord or Landlord's agent(s), if any, not contained in this Lease or in any addendum or amendment hereto. No subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease with the intent to be legally bound thereby, to be effective as of the Effective Date of this Lease.

                                        AS LANDLORD:

                                        MACANAN INVESTMENTS,
                                        a California limited partnership

                                        By:  MACANAN FINANCIAL CORPORATION
                                             a California corporation,
                                             Its general partner

Dated: 7/6/01                                By /s/ DONALD H. MAC MILLAN
      --------                                  -------------------------------
                                                Donald H. Mac Millan
                                                President

                                             By /s/ W. JOHN BUCHANAN
                                                -------------------------------
                                                W. John Buchanan
                                                Secretary

                                        AS TENANT:

                                        BAM! ENTERTAINMENT, INC.
                                        a Delaware corporation


Dated: 7/6/01                                By /s/ [Signature Illegible]
                                                -------------------------------
                                                  Title     President/CEO
                                                       ------------------------


                                             By /s/ [Signature Illegible]
                                                -------------------------------
                                                  Title     VP Finance/CFO
                                                       ------------------------

                                  EXHIBIT "A"







[FLOOR PLAN]                             [FLOOR PLAN]

SECOND FLOOR                              SITE PLAN, FIRST FLOOR,
                                          FIRST FLOOR PARKING

[FLOOR PLAN]                                      [FLOOR PLAN]

FOURTH FLOOR                                      THIRD FLOOR

          Suite 716
          is located on this
          side of the building



          [FLOOR PLAN]

                                   EXHIBIT B


          SUITE 716
          4,855 Gross Sq. Ft.
          4,432 Net Sq. Ft.



                                   [FLOOR PLAN]

                                   EXHIBIT C
                             COMERICA BANK BUILDING
                             RULES AND REGULATIONS

1. Sidewalks, halls, passages, exits, entrances, parking aisles, elevators, and stairways shall not be obstructed by Tenants or used by them for any purpose other than for ingress to and egress from their respective premises. The halls, passages, exits, entrances, elevators, and stairways are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation, and interests of the Building and its Tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom any Tenant normally deals in the ordinary course of such Tenant's business unless such persons are engaged in illegal activities. No Tenant, and no employees or invitees of any Tenant, shall go upon the roof of the building, except as authorized by Landlord.

2. No sign, placard, picture, name, advertisement, or notice, visible from the exterior of the leased premises shall be inscribed, painted, affixed, installed, or otherwise displayed by any Tenant either on its premises or any part of the building without the prior written consent of Landlord, and Landlord shall have the right to remove any such sign, placard, picture, name, advertisement, or notice without notice to and at the expense of the Tenant.

If Landlord shall have given such consent to any Tenant at any time, whether before or after the execution of the lease, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of such lease, and shall be deemed to relate only to the particular sign, placard, picture, name, advertisement, or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to any other such sign, placard, picture, name, advertisement, or notice.

All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of the Tenant by a person approved by Landlord.

3. The bulletin board or directory of the Building will be provided exclusively for the display of the name and location of Tenants only and Landlord reserves the right to exclude any other names therefrom.

4. No curtains, exterior draperies, blinds, shutters, shades, screens, or other coverings, awnings, hangings, or decorations shall be attached to, hung or placed in, or used in connection with, any window or door on any premises without the prior written consent of Landlord. In any event with the prior written consent of Landlord, all such items shall be installed inboard of Landlord's standard window covering and shall in no way be visible from the exterior of the Building. No articles shall be placed or kept on the window sills so as to be visible from the exterior of the Building. No articles shall be placed against glass partitions or doors which might appear unsightly from outside Tenant's Premises.

5. Landlord reserves the right to exclude from the Building between the hours of 6 pm. and 8 am. and at all hours on Saturdays, Sundays, and holidays all persons who are not Tenants or their accompanied guests in the Building. Each Tenant shall be responsible for all persons for whom it allows to enter the Building and shall be liable to Landlord for all acts of such persons.

Landlord shall in no case be liable for damages for error with regard to the admission to or exclusion from the Building of any person.

During the continuance of any invasion, mob, riot, public excitement, or other circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right to prevent access to the Building by closing the doors, or otherwise, for the safety of Tenants and protection of the Building and property in the Building.

6. No Tenant shall employ any person or persons other than the janitor of Landlord for the purpose of cleaning Premises unless otherwise agreed to by Landlord in writing. Except with the written consent of Landlord no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. No Tenant shall cause any unnecessary labor by reason of such Tenant's carelessness or indifference in the preservation of good order and cleanliness of the Premises. Landlord shall in no way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of any Tenant by the janitor or any other employee or any other person.

7. No Tenant shall obtain for use upon its Premises ice, drinking water, food, beverage, towel, or other similar services except through facilities provided by Landlord (and maintained by Tenant) and under regulation fixed by Landlord, or accept barbering or bootblacking services in its Premises except from persons authorized by Landlord.

8. Each Tenant shall see that all doors of its Premises are closed and securely locked and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before the Tenant or its employees leave such Premises, and that all utilities shall likewise be carefully shut off, so as to prevent waste or damage, and for any default or carelessness the Tenant shall make good all injuries sustained by other Tenants or occupants of the Building of Landlord. On multiple-tenancy floors, all Tenants shall keep the door or doors to the Building corridors closed at all times except for ingress and egress.

9. As more specifically provided in the Tenant's Lease of the Premises, Tenant shall not waste electricity, water, or air-conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air-conditioning, and shall refrain from attempting to adjust any controls other than room thermostats installed for Tenant's use.

10. No Tenant shall alter any lock or access device or install a new or additional lock or access device or any bolt on any door of its Premises without the prior written consent of Landlord. If Landlord shall give its consent, the Tenant shall in each case furnish Landlord with a key for any such lock.

11. No Tenant shall make or have made additional copies of any keys or access devices provided by Landlord. Each Tenant, upon the termination of the Tenancy, shall deliver to Landlord all the keys or access devices for the Building, offices, rooms, and toilet rooms which shall have been furnished the Tenant or which the tenant shall have had made. In the event the loss of any keys or access devices so furnished by Landlord, Tenant shall pay Landlord therefor.

12. The toilet rooms, toilets, urinals, wash bowls, and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

13. No Tenant shall use or keep in its premises or the Building any kerosene, gasoline, or inflammable or combustible fluid or material other than limited quantities necessary for the operation or maintenance of office or office equipment. No Tenant shall use any method of heating or air-conditioning other than that supplied by Landlord.

14. No Tenant shall use, keep or permit to be used or kept in its premises any foul or noxious gas or substance or permit or suffer such premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations or interfere in any way with other Tenants or those having business therein, nor shall any animals or birds be brought or kept in or about any Premises of the Building.

15. No cooking shall be done or permitted by any Tenant on its Premises (except that use by the Tenant of Underwriters' Laboratory approved equipment including microwave, refrigerator, and icemaker for the preparation of coffee, tea, hot chocolate, and similar beverages for Tenants and their employees shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state, and city laws, codes, ordinances, rules, and regulations), nor shall Premises be used for lodging.

16. Except with the prior written consent of Landlord, no Tenant shall sell, or permit the sale, at retail, of newspapers, magazines, periodicals, theater tickets, or any other goods or merchandise in or on any Premises, nor shall Tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting, or any similar business in or from any Premises for the service or accommodation of occupants of any other portion of the Building, nor shall the Premises of any Tenant be used for the storage of merchandise or for the manufacturing of any kind, or the business of a public barber shop, beauty parlor, nor shall the Premises of any Tenant be used for any improper, immoral, or objectionable purpose, or any business or activity other than that specifically provided for in such Tenant's lease.

17. If Tenant requires telegraphic, telephonic, burglar alarm, or similar services, it shall first obtain, and comply with, Landlord's instructions in their installation.

18. Landlord will direct electricians as to where and how telephone, telegraph, and electrical wires are to be introduced or installed. No boring or cutting for wires will be allowed without the prior written consent of Landlord. The location of burglar alarms, telephone, call boxes, and other office equipment affixed to all Premises shall be subject to the written approval of Landlord.

19. No Tenant shall install any radio or television antenna, loudspeaker, or any other device on the exterior walls or the roof of the Building without Landlord's approval. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

20. No Tenant shall lay linoleum, tile, carpet, or any other floor covering so that the same shall be affixed to the floor of its Premises in any manner except as approved in writing by Landlord. The expense of repairing any damage resulting from a violation of this rule or the removal of any floor covering shall be borne by the Tenant by whom, or by whose contractors, employees, or invitees, the damage shall have been caused.

21. No furniture, freight, equipment, materials, supplies, packages, merchandise, or other property will be received in the Building or carried up or down the elevators except between such hours and in such elevators as shall be designated by Landlord.

Landlord shall have the right to prescribe the weight, size and position of all safes, furniture, or other heavy equipment brought into the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as determined by Landlord to be necessary to properly distribute the weight thereof. Landlord will not be responsible for loss of or damage to any such safe, equipment, or property from any cause, and all damage done to the Building by moving or maintaining any such safe, equipment, or other property shall be repaired at the expense of Tenant.

Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any Tenants in the Building shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord.

22. No Tenant shall place a load upon any floor of the premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. No Tenant shall mark, or drive nails, screw or drill into, the partitions, woodwork, or plaster or in any way deface such Premises or any part thereof.

23. No Tenant shall install, maintain, or operate upon the Premises any vending machine without the written consent of Landlord.

24. There shall not be used in any space, or in the public areas of the Building, either by any Tenant or others, any hand trucks except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. No other vehicles of any kind shall be brought by any Tenant into or kept in or about the Premises.

25. Each Tenant shall store all its trash and garbage within the interior of its Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city without violation of any law or ordinance governing such disposal. All trash, garbage, and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord shall designate.

26. Canvassing, soliciting, distribution of handbills, or any other written material, and peddling in the Building are prohibited and each Tenant shall cooperate to prevent the same. No Tenant shall make room-to-room solicitation of business from other Tenants in the Building.

27. Landlord reserves the right to exclude or expel from the Building any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or who is violation of any of the rules and regulations of the Building.

28. Without the prior written consent of Landlord, Tenant shall not use the name of the Building or a photograph or any other form of representation of the Building in connection with or in promoting or advertising the business of Tenant except as a portion of Tenant's address.

29. Tenant shall comply with all safety, fire protection, and evacuation procedures and regulations established by Landlord or any governmental agency.

30. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

31. The requirements of Tenants will be attended to only upon application at the office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employees will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

32. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular Tenant or Tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other Tenant or Tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all Tenants of the Building.

33. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations herein above stated and any additional Rules and Regulations which are adopted.

34. Tenant agrees to abide by any special Parking Rules and Regulations imposed by the Landlord such as, but not limited to, the following:

     a. Landlord reserves the right to designate the use of the parking spaces on the Premises, subject to the lease provisions.

     b. Tenant or Tenant's guests shall park between designated parking lines only, and shall not occupy two spaces with one car. Vehicles in violation of the above shall be subject to tow-away, at vehicle owner's expense.

     c. Vehicles parked on Premises overnight without prior written consent of the Landlord shall be deemed abandoned and shall be subject to tow-away at vehicle owner's expense.

35. Tenant shall use carpet protector under all desk chairs.

36. Tenant shall be responsible for the observance of all of the foregoing Rules and Regulations by Tenant's employees, clients, customers, invitees, and guests.

37. Tenant agrees to move in and/or move out of the building only on weekends unless Landlord has specifically approved other arrangements. Tenant shall request such moving approval in writing at least five (5) days in advance.

38. Any light bulbs or tubes other than those fluorescent tubes used in building standard ceiling fixtures shall be changed and paid for by Landlord, but the cost of the lamps or bulbs shall be back charged to Tenant and paid for by Tenant. Desk lights or free standing lamps will not be changed by Landlord nor will Landlord stock light bulbs for them.

39. These Rules and Regulations are in addition to, and shall not be construed to in any way modify, alter, or amend, in whole or in part, the terms, covenants, agreements, and conditions of any Lease of Premises in the Building. The word "Building" as used herein is defined in the above mentioned Lease and is commonly referred to as the Comerica Bank Building, of which the Premises are part.

                          COMERICA BANK BUILDING HOURS

1.  BUILDING HOURS (Doors Open)

     M - F  - 5:00 a.m. - 7:00 p.m.
     Sat.   - 7:00 a.m. - 12:00 noon
     Sun.   - Closed

     Building is accessible after normal operating hours by a check in and procedure with the security guard.

2.   HVAC HOURS

     M - F  - 7:00 a.m. - 7:00 p.m.
     Sat.   - 7:00 a.m. - 12:00 noon
     Sun.   - None
     Note   - Circulation 24 hours per day

     Computer controlled system permits HVAC use at election of and cost to the tenant by use of manual override switch in suites.

3.   SECURITY HOURS

                                                  (Building is open to
                                                   Tenants and Tenants'
     M - F  - 5:00 p.m. - 7:00 a.m.                guests at all times
     Sat.   - 24 hours                             during security hours,
     Sun.   - 24 hours                             provided rules are
     Holidays - 24 hours                           properly followed.)

4.   ELEVATOR HOURS

     M - F  - 6:00 a.m. - 7:00 p.m.
     Sat.   - 7:00 a.m. - 12:00 noon
     Sun. and other hours - Elevators to all floors with return to 1st floor guard station for entry
                            and exit.

5.   VISITOR PARKING ATTENDANT HOURS

     Short Term: M - F  - 7:00 a.m. - 7:00 p.m.
     Sat.               - 7:00 a.m.- 12:00 noon

     Long Term:  M - F  - 7:00 a.m.- 7:00 p.m.
     Sat.               - Closed

     All after hour incoming parking must use short term parking area.

6.   LONG TERM PARKING - DOOR OPEN

     M - F  - 5:00 a.m. - 7:00 p.m.
     Sat.   - Closed
     Sun.   - Closed

     Any tenant using long term parking after hours can exit by inserting parking card in card reader which will activate the roll up gate to permit exit.

                                   EXHIBIT D


          SUITE 716
          4,855 s.f. gross
          4,432 s.f. net



                                        [FLOOR PLAN]

                                 DIRECTIONS FOR
                                   EXHIBIT E



                   TENANT IS TO FILL-IN BLANKS AND RETURN TO
                            MACANAN MARKETING, INC.,
                     AFTER SECURITY DEPOSIT AND 1ST MONTHS'
                              RENT HAS BEEN PAID.

                          TENANT ESTOPPEL CERTIFICATE

      This Certificate is given to GMAC Commercial Mortgage, its successors and/or assigns (collectively the "Lender"), by Bay Area Multimedia, Inc., A Delaware Corporation ("Tenant"), with the understanding that Lender and its counsel will rely on this Certificate in connection with a proposed mortgage loan (the "Loan") on the Comerica Bank Building, 333 W. Santa Clara Street, San Jose, Santa Clara County, California (the "Property"). Tenant hereby certifies as follows:

      1. The undersigned is the Tenant under that certain lease dated May 3, 2001 (the "Lease") executed by Macanan Investments ("Landlord"), as landlord and Tenant as tenant.

      2. Pursuant to the Lease, Tenant has leased space in the Property consisting of approximately Four thousand, eight hundred fifty-five leasable square feet (the "Premises"); the commencement date of the term of the Lease is August 1, 2001; the expiration date of the term of the Lease is July 31, 2004; the fixed annual minimum rent is $233,040.00, payable monthly in advance on the first day of each calendar month; the next rental payment is the amount of $__________ is due on __________ 1, 20__; no rent has been prepaid except for the current month, and Tenant agrees not to pay rent more than one month is advance at any time; and Tenant has paid a security deposit of $19,420.00 in connection with the Lease. Tenant pays $1,350.00 per month ($16,200.00) per year for parking.

      3. Tenant does not have any right or option to renew or extend the term of the Lease or to expand into any additional space or to terminate the Lease in whole or in part prior to the expiration of the term except as set forth below in this paragraph.

                                      NONE

      4. The Lease has been duly executed and delivered by, and is a binding obligation of, Tenant, and the Lease is in full force and effect. The Lease is the entire agreement between Landlord (or any affiliated party) and Tenant (or any affiliated party) pertaining to the Premises. Except as set forth below in this paragraph, there are no amendments, modifications, supplements, arrangements, side letters or understandings, oral or written, of any sort, modifying, amending, altering, supplementing or changing the terms of the Lease.

                                      NONE

      5. Tenant has unconditionally accepted the Premises and is satisfied with all the work done by and required of Landlord; Tenant has taken possession of the Premises and is in occupancy thereof; rent payments have commenced, and all tenant improvements in the Premises have been completed by Landlord in accordance with plans and specifications approved by Tenant; and as of the date hereof Tenant is not aware of any defect in the Premises.

      6. Except as set forth in this paragraph, Landlord has satisfied all commitments made to induce Tenant to enter into the Lease; there are no offsets or credits against rentals payable under the Lease; no free periods of rent, tenant improvements, contributions or other concessions have been granted to Tenant; Landlord is not reimbursing Tenant or paying Tenant's rent obligations under any other lease; and Tenant has not advanced any funds for or on behalf of Landlord for which Tenant has the right to deduct from future rent payments.

      7. All obligations of Landlord under the Lease have been performed, and no event has occurred and no condition exists that, with the giving of notice or lapse of time or both, would constitute a default by Landlord under the Lease. There are no offsets or defenses that Tenant has against the full enforcement of the Lease by Landlord.

     8. Tenant is not in any respect in default under the Lease and has not assigned, transferred or hypothecated the Lease or any interest therein or subleased all or any portion of the Premises. Tenant is not insolvent and is able to pay its debts as they mature. Tenant has not declared bankruptcy or filed a petition seeking to take advantage of any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, Tenant has no present intentions of doing so, and no such proceeding has been commenced against Tenant seeking such relief, and Tenant has no knowledge that any such proceeding is threatened.

     9. Tenant does not have any right or option to purchase all or any part of the real property of which the Premises constitute a part.

     10. Tenant agrees that no future modifications or amendment of the Lease will be enforceable unless the modification or amendment has been consented to in writing by the Lender.

     11. Tenant has no notice of any assignment of the Lease by the Landlord, or any assignment, hypothecation or pledge of rents accruing under the Lease by the Landlord.

     12. Tenant further agrees that, from and after the date hereof until Tenant has received notice to pay rent directly to the Lender, the Tenant will not pay any rent under the Lease more than 30 days in advance of its due date and will not assign or sublet its interest in the Premises or any portion thereof or make or cause to be made any additions, alterations or improvements to the Premises except as expressly permitted under the Lease without the prior written consent of the Landlord and Lender. The undersigned will not surrender or consent to the modification of any of the terms of the Lease by the Lessor without the prior written consent of the Lender. The Tenant will not seek to exercise any right it may have under the Lease to terminate the Lease or withhold rent or other payments due under the Lease by reason of ay act or omission of the Landlord until a reasonable period of time shall have elapsed following the giving of such notice, during which period Lender shall have the right, but shall not be under any obligation to remedy such act or omission.

     13. Tenant acknowledges that Lender intends to fund a loan (the "Loan") to Landlord relating to the Premises. Tenant hereby acknowledges and agrees that Tenant's rights under the Lease, at Lender's sole option, shall be subject and subordinate to Lender's rights under any mortgage, deed of trust or similar agreement given Landlord in connection with the Loan, subject however to the agreement of Lender by performance of any other terms of the Lease. Tenant's occupancy of the Leased Premises will not be disturbed by Lender in the event of foreclosure of such lien. Tenant, at Lender's sole option, shall attorn to and accept performance by Lender of any covenant, agreement or obligation of Landlord contained in the Lease with the same force and effect as if performed by Landlord.

     14. Tenant agrees to provide copies of all notices given Landlord under the Lease or this instrument to Lender at the following address:

               GMAC Commercial Mortgage
               200 Witmer Road
               P.O. Box 1015
               Horsham, PA 19044
               Attention: Operation Reserve Group

Or such other address as Lender shall designate in writing; and all such notices shall be in writing and shall be considered as properly given if (i) mailed to the addressee by first class United States mail, postage prepaid, registered or certified with return receipt requested, (ii) by delivering same in person to the addressee, or (iii) by delivery to a third party commercial delivery service for same day or next day delivery to the office of the addressee with proof of delivery; any notice so given shall be effective, as applicable, upon (a) the third (3rd) day following the day such notice is deposited with the United States mail, (b) delivery to the addressee, or (c) upon delivery to such third party delivery service; and any notice given in any other manner shall be effective only if and when received by the addressee.

     15. The person executing this Tenant Estoppel Certificate is authorized by Tenant to do so and execution hereof is the binding act of Tenant enforceable against Tenant.

Dated:                 , 20             TENANT:
       ----------------    --
                                             By:

                                             Name:

                                             Title:

                                  EXHIBIT "F"
                             COMERICA BANK BUILDING
                          STANDARD JANITORIAL SERVICES

NIGHTLY: (FIVE TIMES PER WEEK)

1. Empty wastepaper baskets and any other trash receptacles. Centrally located recycle bins to be emptied as needed.
2. Dust tops of cabinets, desks, credenzas and conference room tables when uncovered.
3.  Vacuum all carpeted areas; spot cleaning.
4.  Sweep and/or dry mop all hard surface floor areas; simple spot cleaning.
5.  Clean all drinking fountains.
6.  Sweep and dust all private stairways.
7. Clean all restrooms, sanitize all fixtures, replenish all sanitary supplies (sanitary supplies in private, tenant restrooms will be charged back to tenants).
8. Main lobby, all elevator lobbies and all elevators are to be kept in a neat and orderly fashion. All ceramic tile, granite and terrazzo flooring to be wet mopped.
9.  Remove fingerprints from all glass doors.

WEEKLY:

1.  Detail vacuuming of all carpeted areas.
2. Spot clean furniture tops (entire desk to be cleaned if all items are removed from desktop).
3. Dust all window sills, picture frames, and miscellaneous items such as chalk rails, etc.

MONTHLY:

1.  Dust all door jambs, high partitions and ledges.

QUARTERLY:

1.  Vacuum all fabric furniture.
2.  Dust return air vents.

AS NEEDED:

1. Clean all carpeting in common areas. Landlord will clean accessible carpeting in tenant space once per year, on or near the anniversary of tenant's rent commencement. Tenant will be responsible for moving all furniture, etc. if tenant wishes entire carpet to be cleaned.
2.  Machine scrub and polish all hard surfaced floors.

WINDOW CLEANING:

1. Tower windows will be cleaned inside and out three times per year as will interior partition glass.
2.  First and second floor windows will be cleaned, inside and out, bimonthly.

JANITORIAL HOURS:

Building janitors shall have access to leased premises between the hours of 6:00 P.M. and 2:00 A.M. on weeknights, and 7:00 A.M. to 4:00 P.M. on Sundays. (Any special janitorial hours or jobs requested by tenant other than noted will be at an extra cost to tenant.)

                                   EXHIBIT G

                      Net Rentable Measurement Definition

Outside walls - Measure to inside of outside wall at floor level.

Corridor walls - Measure to corridor side of corridor wall.

All other walls - Center to center measurement.

Full floor tenant - Measure per above, subtract elevators, air conditioning ducts, stairways.

Partial floor tenant - Measure per full floor tenant minus rest-rooms, corridor, and electrical/janitorial rooms.

                                 DIRECTIONS FOR
                                   EXHIBIT H

                    TENANT IS TO FILL IN GUARANTOR'S ADDRESS
                            ON PAGE H-3, ARTICLE 5.

                                 LEASE GUARANTY

     This Lease Guaranty ("Guaranty") is executed this 3 day of May, 2001 by Ray Musci (Individual) ("Guarantor") in favor of Macanan Investments, a California general partnership ("Lessor").

                                    RECITALS

     A. Lessor has entered into a lease (the "Lease") with Bay Area Multimedia, Inc., A Delaware Corporation ("Lessee"), dated May 3, 2001 whereby Lessee has leased from Lessor approximately the real property located at 333 W. Santa Clara Street, Suite 716, San Jose, CA 95113 more particularly described in the Lease (the "Premises").

     B. Pursuant to the terms, conditions and provisions of the Lease, Lessee is and will be subject to certain obligations, agreements, duties and covenants (collectively "Lessee's Obligations").

     C. Lessor has requested that Guarantor guarantee to Lessor the punctual and full performance and observance of all of Lessee's Obligations and, but for Guarantor's agreement to so guarantee Lessee's Obligations, Lessor would not enter into the Lease.

     D. It is the intent of Guarantor that Guarantor shall be subject at all times to this Guaranty and be and remain liable to Lessor to the same extent as if it were jointly and severally liable with Lessee to Lessor for the full performance of all the terms, conditions and provisions of the Lease.

          NOW, THEREFORE, for good and valuable consideration, the receipt of which is acknowledged, and as a material inducement to and in consideration of Lessor entering into the Lease with Lessee, Guarantor hereby covenants and agrees as follows:

                                   ARTICLE 1
                              CONTINUING GUARANTY

     Guarantor absolutely and unconditionally guarantees to Lessor, its successors and assigns, the full and prompt performance of all of Lessee's Obligations including but not limited to the payment when due of all rents, charges of additional sums coming due under the Lease, and the performance of all covenants and agreements of the Lessee contained in the Lease. Guarantor further unconditionally guarantees the full and prompt payment of all damages that may arise or be incurred by Lessor, its successors and assigns as the consequence of Lessee's failure to perform any of Lessee's Obligations. Guarantor unconditionally further agrees to pay all expenses, including attorney's fees and legal expenses, paid or incurred by Lessor in endeavoring to collect or enforce Lessee's Obligations or any part thereof. Such payment and performance is to be made or performed by Guarantor forthwith upon a default by Lessee. Guarantor agrees that this Guaranty arises out of the conduct of a trade, business or profession.

     In the event of the dissolution, bankruptcy or insolvency of Lessee, or the inability of Lessee to pay debts as they mature, or an assignment by Lessee for the benefit of creditors, or the institution of any bankruptcy or other proceedings by or against Lessee alleging that Lessee is insolvent or unable to pay debts as they mature, or Lessee's default under the Lease, and if such event shall occur at a time when any of Lessee's Obligations may not then be due and payable, Guarantor agrees to pay to Lessor upon demand, the full amount which would be payable hereunder by Guarantor if all Lessee's Obligations were then due and payable.

     This Guaranty shall be an absolute and unconditional guaranty and shall remain in full force and effect as to Guarantor for the full term of the Lease any extensions thereof. Notwithstanding termination of the Lease, Guarantor shall continue to be liable for all Lessee's Obligations which have accrued up to and including the date of termination.

     Guarantor covenants and agrees that it shall not be released from the obligations of this Guaranty, nor shall such obligations be diminished or otherwise affected by (a) any extension of time or other indulgence granted to Lessee or other guarantors, or by a waiver with respect to Lessee's Obligations or any of them, (b) any assignment of the Lease or any subletting of the all or any portion of the Premises, (c) any amendment or modification of the Lease (except to the extent such amendment or modification affects Lessee's Obligations) or (d) any other act or omission of Lessor other than a written waiver.

                                   ARTICLE 2
                     LESSOR'S RIGHT TO ADDITIONAL SECURITY

     Lessor may, from time to time, without notice to Guarantor and without the necessity of Guarantor consenting thereto: (a) retain or obtain the primary or secondary liability of any third party or parties, in addition to Guarantor, with respect to any of Lessee's Obligations, (b) retain or obtain security interests in any property owned by any third parties to secure any of Lessee's Obligations, (c) extend or renew for any period (whether or not longer than the original period), alter or exchange the Lease or any of Lessee's Obligations,
(d) release, waive or compromise any liability of Guarantor or any liability of any other party or parties primarily or secondarily liable on any of Lessee's Obligations, (e) release or impair any security interest or lien, if any, in all or any property securing any of Lessee's Obligations or any obligation of Guarantor and permit any substitution or exchange for any such property, and
(f) resort to Guarantor for payment of any of Lessee's Obligations, whether or not Lessor shall have resorted to any property securing any of Lessee's Obligations or any obligation of Guarantor or shall have proceeded against Lessee or any other party primarily or secondarily liable on any of Lessee's Obligations. No such action or failure to act by Lessor shall affect Guarantor's liability hereunder in any manner whatsoever. Any amount received by Lessor from any source and applied by Lessor toward the payment of Lessee's Obligations shall be applied in such order of application as Lessor may from time to time elect.

                                   ARTICLE 3
                              WAIVER BY GUARANTOR


     Guarantor hereby expressly waives: (a) notice of the acceptance of this Guaranty, (b) notice of the existence, creation, amount, modification, amendment, alteration or extension of the Lease or all or any of Lessee's Obligations, whether or not such notice is required to be given to Lessee under the terms of the Lease, (c) presentment, demand, notice of dishonor, protest, and all other notices whatsoever, (d) the benefit of any statute of limitations available to Lessee or Guarantor to the fullest extent such waiver is available by law, (e) any benefit of valuation, appraisement, homestead or other exemption law, now or hereafter in effect in any jurisdiction in which enforcement of this Guaranty is sought, and (f) all diligence in collection, perfection or protection of or realization upon any of Lessee's Obligations any obligation of Guarantor hereunder, or any security for any of the foregoing.

                                   ARTICLE 4
                              NONWAIVER BY LESSOR

     No delay on the part of Lessor in the exercise of any right or remedy either as to Lessee or as to Guarantor shall operate as a waiver thereof, and no final or partial exercise by Lessor of any right or remedy shall preclude other or further exercises thereof or the exercises of any other right or remedy. The validity of this Guaranty and the obligations of Guarantor hereunder shall not be terminated, affected or impaired by reason of any action which Lessor may take or fail to take against Lessee or other guarantors nor by reason of any waiver of, or failure to enforce any of the rights or remedies reserved to Lessor in the Lease, or otherwise, nor by reason of the bankruptcy, insolvency or inability to pay debts as they mature of Lessee and whether or not the term of the Lease shall terminate by reason of such bankruptcy, insolvency or inability to pay debts as they mature.

                                   ARTICLE 5
                                    NOTICES

     Guarantor agrees that any notice or demand upon it shall be deemed sufficiently given or served if in writing and either personally delivered or mailed by overnight mail or by United States Mail, certified or registered, return receipt requested, addressed to Guarantor at:

                         Ray Musci
                         20760 Moore Sunset Dr.
                         San Jose, CA 95120


                                   ARTICLE 6
                               GENERAL PROVISIONS

     6.1 Binding on Successors. This Guaranty shall be binding upon Guarantor, its successors and assigns.

     6.2 Choice of Law and Choice of Forum. This Guaranty shall be governed by the laws of the State of California. Guarantor consents to the jurisdiction of the courts of the State of California and agrees that any action arising from this Guaranty shall be brought in Santa Clara County, California or in the United States District Court which has jurisdiction of Santa Clara County, California.

     6.3 Attorneys' Fees. In the event of any controversy, claim, dispute or action relating to this Guaranty, the prevailing party shall be entitled to recover reasonable attorneys' fees and expenses in addition to all other available remedies. "Prevailing party" shall mean the party which obtains substantially the relief sought by it in the controversy, claim, dispute or action.

     6.4 Amendment. This Guaranty may by amended only by written agreement signed by Lessor and Guarantor.

     6.5 Merger. All previous negotiations and agreements by and between the parties and their agents with respects to this transaction are merged into this Guaranty which completely sets forth the obligations of the parties.

     6.6 Interpretation. The captions and headings in this Guaranty are for reference and convenience only and shall not limit or expand the meaning of the provisions of this Guaranty.

     6.7 Severability. If any provision of this Guaranty or of any document contemplated hereby shall be invalid, such invalid provision shall be severable, and such invalidity shall not impair the validity of any other provision of this Guaranty or of any document contemplated hereby.

     6.8 Joint and Several. If this Guaranty is executed on behalf of Guarantor by more than one person or entity, each person or entity executing this Guaranty shall be jointly and severally liable, and Lessor shall have the right to join one or all of them in any proceeding or to proceed against them in any order, and to settle or compromise any of Lessor's rights as against any Guarantor.



                                                  GUARANTOR:

                                   Ray Musci, Individual

                                   By: /s/ [Signature Illegible]
                                      -------------------------------

                                   Title:
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